UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒     Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
NeoGenomics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2025 Annual Meeting of Stockholders

AND PROXY STATEMENT

April 8, 2025

NeoGenomics, Inc.
9490 NeoGenomics Way
Fort Myers, Florida 33912

Fellow Stockholders,
On behalf of the Board of Directors, it is my pleasure to invite you to attend our 2025 Annual Meeting of Stockholders of NeoGenomics, Inc., which will be held on Thursday, May 22, 2025, at 10:00 a.m., Eastern Time (the "2025 Annual Meeting"). The 2025 Annual Meeting will be a completely virtual meeting conducted via live webcast.
Details regarding the 2025 Annual Meeting and the business to be conducted are described in the accompanying Proxy Statement. In addition to considering the matters described in the Proxy Statement, we will report on matters of interest to our stockholders.
We are pleased to inform you that instead of a paper or electronic copy of our proxy materials, most of our stockholders will be mailed a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) on or about April 8, 2025. The Notice of Internet Availability contains instructions on how to access proxy materials and how to submit your proxy over the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials, if desired. All stockholders who do not receive a Notice of Internet Availability, or who have not consented to receive their proxy materials electronically by email, will be mailed a paper copy of the proxy materials. Furnishing proxy materials over the Internet allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the 2025 Annual Meeting whether or not you plan to attend the live webcast of the 2025 Annual Meeting. Please vote electronically over the Internet, by telephone, or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the 2025 Annual Meeting. Instructions on how to vote while participating at the 2025 Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/NEO2025.
On behalf of the Board of Directors and management, we thank you for your continued support and confidence in NeoGenomics, Inc.
Sincerely,

Lynn A. Tetrault
Non-Executive Chair of the Board of Directors

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NeoGenomics, Inc., will be held on Thursday, May 22, 2025, at 10:00 a.m., Eastern Time (the "2025 Annual Meeting"). The 2025 Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the 2025 Annual Meeting online and submit your questions during the 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/NEO2025. For instructions on how to attend and vote your shares at the 2025 Annual Meeting, see the information in the accompanying Proxy Statement.
Items of Business:
1.To elect nine directors from the nominees named in the attached Proxy Statement.
2.To approve, on a non-binding advisory basis, executive compensation.
3.To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers.
4.To approve the First Amendment of the NeoGenomics, Inc. 2023 Equity Incentive Plan.
5.To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2025.
6.To consider any other business properly brought before the 2025 Annual Meeting.
Record Date:
You can vote if you were a stockholder of record as of the close of business on March 24, 2025.
Proxy Voting:

By Mail	By Phone	By Internet
It is important that your shares be represented at the 2025 Annual Meeting regardless of the number of shares you hold. Whether or not you expect to virtually attend, please complete, date, sign and return the accompanying proxy card in the enclosed envelope or use the telephone or Internet method of voting as described on your proxy card to ensure the presence of a quorum at the meeting. Even if you have voted by proxy and you virtually attend the meeting, you may, if you prefer, revoke your proxy and vote your shares virtually.
By Order of the Board of Directors
Alicia C. Olivo
EVP, General Counsel & Business Development

Important notice regarding the availability of proxy materials for the 2025 Annual Meeting of Stockholders to be held on Thursday, May 22, 2025. Our 2025 Proxy Statement and 2024 Annual Report to Stockholders are available at www.proxyvote.com.

Index of Frequently Requested Information

Auditor Fees	30
Board Leadership Structure	5
CEO Pay Ratio	65
Clawback Policy	24
Compensation Design	39
Culture and Compensation Governance	41
Director Attendance	9
Director Independence	6
Director Qualifications	13
Managing Compensation Related Risks	43
Nominee Biographies	13
Pay Versus Performance	66
Risk Oversight	6
Stockholder Engagement	44
Stockholder Engagement on the 2024 Say-on-Pay Vote	44
Summary Compensation Table	54
Use of an Independent Advisor	42

NEOGENOMICS, INC.
PROXY STATEMENT FOR THE
2025 ANNUAL MEETING OF STOCKHOLDERS
NeoGenomics, Inc. (“we,” “us,” “our,” “NeoGenomics,” or the “Company”), having its principal executive offices at 9490 NeoGenomics Way, Fort Myers, Florida 33912, is providing these proxy materials in connection with the 2025 Annual Meeting of Stockholders of NeoGenomics (the “2025 Annual Meeting”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the 2025 Annual Meeting. This Proxy Statement, including the notice of the 2025 Annual Meeting (the "Meeting Notice") and the proxy card, were first distributed to our stockholders on or about April 8, 2025.
The following is a summary of key disclosures in our Proxy Statement. This is only a summary and may not contain all the information that is important to you. For more complete information, please review the full Proxy Statement as well as our 2024 Annual Report, which includes our Annual Report on Form 10-K, as filed with the SEC on February 18, 2025.

Proposal 1 - Election of Directors
•As of April 2025, eight of our nine Director nominees are independent, and all represent a diverse background of qualifications and experience.
•Our Director nominees are 44% female and 33% racial/ethnic diverse.
•As of April 2025, our Audit & Finance, Compliance, Culture & Compensation and Nominating & Corporate Governance Committees are comprised solely of independent Directors.
	✓	The Board recommends a vote FOR each Director nominee.
	à	Further information beginning on page 13.
Proposal 2 - Advisory Vote on Executive Compensation
•We strive for pay-for-performance and believe that performance objectives should align with our strategy over the long term.
•Our compensation philosophy is focused on providing compensation and benefits that are competitive and meet our goals of attracting, retaining, and motivating highly skilled teammates and management.
	✓	The Board recommends a vote FOR this proposal.
	à	Further information beginning on page 22.
Proposal 3 - Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
•Our current practice is an annual advisory vote on the compensation paid to our named executive officers.	✓	The Board recommends a vote of 1 YEAR for this proposal.
	à	Further information beginning on page 23.
Proposal 4 - To Approve the First Amendment of the 2023 Equity Incentive Plan
•To approve the First Amendment of the NeoGenomics, Inc. 2023 Equity Incentive Plan.	✓	The Board recommends a vote FOR this proposal.
	à	Further information beginning on page 24.

NeoGenomics, Inc.	1	2025 Proxy Statement

Proposal 5 - Ratification of Independent Registered Accounting Firm
•The Audit and Finance Committee of the Board has appointed Deloitte & Touche LLP to act as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	✓	The Board recommends a vote FOR this proposal.
	à	Further information beginning on page 30.

NeoGenomics, Inc.	2	2025 Proxy Statement

CORPORATE GOVERNANCE
Transforming Patient Care by Living our Values
We believe that strong corporate governance practices provide a framework for our Board of Directors’ (the “Board”) oversight of the short-term and long-term health, strategy, and overall success of NeoGenomics. We have established Corporate Governance Guidelines and a Code of Business Conduct and Ethics that provide the foundation for our values of quality, integrity, accountability, teamwork, and innovation. Our commitment to integrity and ethics starts at the top with our Board and senior management and extends to every NeoGenomics employee.
We recognize that the Board’s role and oversight extends to sustainability, human capital management, and environmental impact. We continue to have meaningful internal and external conversations about environmental, social, and governance (“ESG”) policies and initiatives. We believe that progress on these objectives aligns with our vision and further supports our progress towards our near and long-term strategic objectives.
Environmental, Social and Governance
We are passionate about promoting a World-Class Culture through employee engagement, training and development, wellness, work-life balance, and communication initiatives. We believe that an inclusive workforce, where diverse perspectives are recognized and respected, positively impacts our performance and strengthens our culture. We continually strive to promote a workplace in which people of diverse race, ethnicity, veteran status, marital status, socio-economic level, national origin, religious belief, physical ability, sexual orientation, age, class, political ideology, and gender identity and expression participate in, and contribute to equally.
To underscore our commitment, we issued our inaugural ESG report in March 2024. This report was informed by a materiality assessment completed in the second half of 2023 that identified six topics of significant importance to our stakeholders and our business. Our 2025 ESG report will use the 2024 report as a baseline for our activity going forward and now will include Scope 1 and 2 greenhouse gas ("GHG") emissions data for all Company sites.

Cancer doesn’t discriminate, and neither do we.
While placing the value of people at the heart of our organization, we challenge ourselves every day to be more inclusive with our teams, clients, and community. We create an environment where culture engenders growth and innovation. We champion diversity and inclusion and strive to create a culture where everyone belongs.

Our commitment to maintaining an excellent workplace includes investing in ongoing opportunities for employee development in a diverse and inclusive environment. As of December 31, 2024, women make up 59.1% of our global workforce, and 50.7% of the supervisory or higher positions are made up by females. With regard to the Company's top two management tiers, 43.2% of our executive team and our vice presidents are women and 44.4% of the Board are women. Ethnicity is also strongly represented: 51.9% of our workforce and 33.3% of the Board are ethnically diverse. Diversity is an active conversation at NeoGenomics including through employee-initiated and -led employee resource groups (“ERGs”) such as LGBTQ@Neo, Women&Allies@Neo, Generations@Neo, Veterans@Neo, We S.T.A.N.D@Neo (Standing Together Against Negativity and Discrimination), Wellness@Neo, and NeoGreen@Neo. These ERGs reinforce our commitment to our culture by fostering community, providing education and support across the business, facilitating dialogue on relevant and critical employee topics, and providing professional development opportunities through networking and skill-building initiatives.
In addition, in recognition that health and wellness extend beyond the physical aspects, we have established a number of broad health-focused measures for our employees. Our Wellness@Neo ERG has a mission to support the financial, physical, emotional, and social wellness of our employees. The Wellness@Neo ERG sponsors education on a variety of topics including investing, student loan debt, mental support initiatives, meditation, and yoga. We continually assess the benefits offered to our employees and in addition to competitive health plans, 401(k) matching and our Employee Stock Purchase Plan (“ESPP”), we offer contributions towards our employees’ student loan debt, tuition reimbursement, gym and fitness studio credits, and an employee assistance program that provides health, family, legal, and financial assistance.
We also encourage and support community involvement and corporate philanthropy. As part of our social wellness program, we partner with VolunteerMatch Virtual Volunteer Opportunities and with Project Helping, a mental wellness organization that creates meaningful social and accessible volunteer experience to help people improve their mental wellness through service. Each year we also provide corporate giving to organizations that are aligned with our purposes and values. In 2024, we also introduced a new volunteer paid time off program so that our teammates can give back to the community by volunteering their time for various cancer-related or other important initiatives.

NeoGenomics, Inc.	3	2025 Proxy Statement

Corporate Governance	Table of Contents

NeoGREEN Vision
NeoGenomics is committed to seeking and upholding environmentally sustainable solutions that build trust with our employees, clients, and stakeholders.
We believe our corporate responsibility includes a commitment to our environment, which we support through our NeoGREEN initiative. In 2021 we opened a new headquarters in Fort Myers, FL, which includes a laboratory, warehouse, and administrative facilities. We completed the design and construction of our new headquarters in accordance with the Sustainable SITE initiative that ensures that a project’s natural environment is valued and respected throughout the building process. Additionally, we utilize low-emitting materials, energy, and water efficient design, and utilize GS-42 certified janitorial and sustainable pest services. As a result, we are proud of NeoGenomics’ achievement of Leadership in Energy and Environmental Design (“LEED”) certification for this facility. Developed by the U.S. Green Building Counsel, LEED is the most widely used green building rating system in the world and an international symbol of sustainability achievement. Our environmental efforts also focus on improvements in our waste, water, and energy management.

Corporate Governance Highlights
Independent Board Chair	•As of April 2025, Lynn A. Tetrault, NeoGenomics’ independent non-executive Chair of the Board, has almost ten years’ tenure on the Board and extensive healthcare leadership experience
Independent and diverse director nominees
•As of April 2025, eight of our nine directors are independent
•Audit, Compliance, Compensation and Nominating and Corporate Governance committees are entirely comprised of independent directors
•Six of our nine directors (67%) are diverse (either gender or race/ethnicity)
•Directors have a broad range of experience, skills, and qualifications (see "Director Diversity and Expertise"’ on page 19)

Executive sessions of independent directors	•Independent directors meet regularly without management
Active Board refreshment	•Balanced mix of short and long-tenured directors •Three of our eight independent directors joined the Board within the last twenty-four months •Annual election of all directors
Continual assessments
•Board and Committees complete annual self-evaluation surveys
•Annual Chief Executive Officer and executive management performance and potential evaluation in alignment with corporate goals and objectives, including achievement of business and strategic objectives
•Continuously evaluate director capacity

Stock ownership guidelines	•No hedging or pledging of NeoGenomics stock •Minimum stock holding requirements for directors and executive officers

NeoGenomics, Inc.	4	2025 Proxy Statement

Table of Contents	Corporate Governance
Share Ownership Guidelines and Share Retention Requirements
NeoGenomics has adopted share ownership guidelines for its independent directors and executive officers to further align the interests of our senior leaders and Board with those of our stockholders. The guidelines require independent directors to hold NeoGenomics stock worth a value expressed as a multiple of their annual compensation within five years of the guideline applying to them.
For the purposes of assessing compliance with share ownership guidelines, the following forms of equity interests are considered:
•shares owned directly (including vested restricted awards),
•unvested restricted stock awards; and
•"in the money" vested stock options.
The table below summarizes the current share ownership guidelines as well as the current share ownership of our independent Board members as a multiple of base compensation for Board services as of December 31, 2024:

Role	Share Ownership Guideline	Current Share Ownership

Chair of the Board	3.0	9.3
Board Members(1)	3.0	10.3
(1)Share ownership calculated as an average of all independent Board Members except the Chair of the Board who is shown separately.
Directors who are yet to achieve their share ownership amount are required to retain an amount equal to 25% of the net shares received as the result of the exercise, vesting, or payment of any equity awards. If a director’s required ownership level amount is not attained by the end of the initial five-year period (or at any time thereafter), they will be required to retain an amount equal to 100% of the net shares received as the result of the exercise, vesting, or payment of any equity awards granted, until the applicable guideline level is achieved. As of December 31, 2024, all Board members were either in compliance with the share ownership guidelines or not yet required to be in compliance due to their appointment date.
Director Nominations. Our Board has a standing Nominating and Corporate Governance Committee (the “Nominating and Governance Committee”). The Nominating and Governance Committee considers and recommends candidates for election to the Board and nominees for committee memberships and committee chairs and focuses on ensuring that the Board is composed of members with varied skill sets to support the Company’s key initiatives.
Director candidates are considered based upon a variety of criteria, including the director nominee's business judgment, professional integrity, character, experience, and understanding of the Company, while also taking into account the current Board members and the specific needs of the Company and the Board. The Nominating and Governance Committee seeks individuals from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise as set forth in the Strategic Competencies Matrix. The Nominating and Governance Committee also emphasizes the importance of diversity, opportunity, and inclusion with respect to age, gender, race and ethnicity, sexual orientation, and gender identity, and believes that an inclusive environment offers the Company and our stockholders’ diversity of thought and insight in the areas most important to us and our corporate mission. All director candidates must have time available to devote to the activities of the Board. In deciding whether to nominate a director candidate, our Board also considers the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.
Generally, when evaluating and recommending candidates for election to the Board, the Nominating and Governance Committee will conduct candidate interviews, evaluate biographical information and background material, and assess the skills and experience of candidates against selection criteria set forth in the Strategic Competencies Matrix in the context of the then-current needs of the Company. In identifying potential director candidates, the Board may also seek input from the executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms, and any other sources deemed appropriate by the Nominating and Governance Committee. The Nominating and Governance Committee will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Future Stockholder Proposals.”
Board Leadership Structure. Consistent with the Company’s Corporate Governance Guidelines, our Board has a policy that allows the Chair of the Board and Chief Executive Officer positions to be separate or combined and, if they are to be separate, allows the Chair of the Board role to be either selected from among the independent directors or an executive officer. Our Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company. Our Board has reviewed the current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors. Under our current leadership structure, the roles of Chair of the Board and Chief Executive Officer are held by two different individuals. The Board's independence from management is increased by having separate Chair of the Board and Chief Executive Officer roles, which helps lead to better monitoring and oversight.

NeoGenomics, Inc.	5	2025 Proxy Statement

Corporate Governance	Table of Contents
Director Independence. Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors and, in making independence determinations, the Board will observe all applicable requirements, including the applicable corporate governance listing standards of the Nasdaq Stock Market LLC (“Nasdaq”). Under Nasdaq rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations the Board reviews information regarding transactions, relationships, and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by Nasdaq rules.
The Board has determined that each of the directors, except for Mr. Smith, was independent for the duration of the director's service in 2024. As of April 8, 2025, the Audit and Finance Committee, the Compliance Committee, the Culture and Compensation Committee and the Nominating and Governance Committee are each composed entirely of directors who are independent under Nasdaq rules and the applicable rules of the United States Securities and Exchange Commission (the “SEC”).
Board Role in Risk Oversight. The Board administers its enterprise risk oversight function directly and through its Committees. The Board and the Audit and Finance Committee have primary oversight over enterprise risks and regularly discuss with management major risk exposures, including cybersecurity, their likelihood of occurrence, their potential financial impact on the Company, and the steps taken to monitor, control, and mitigate those risks. The Nominating and Governance Committee has primary oversight over ESG matters, the Culture and Compensation Committee has primary oversight over risks associated with compensation policies and practices, the Compliance Committee has primary oversight over the Corporate Compliance Program and Code of Business Conduct and Ethics, and the Innovation, Pipeline & Technology Committee has primary oversight over the Company's R&D programs, its technology and relevant scientific advances overseeing technology developments. Please refer to the section “Information Regarding Meetings and Committees of the Board” below for a full description of the responsibilities of each Committee and its role in overseeing the Company’s major risk exposures.

NeoGenomics, Inc.	6	2025 Proxy Statement

Table of Contents	Corporate Governance

Board of Directors
•Stay informed of our risk profile and oversee our Enterprise Risk Management program •Consider risk in connection with strategic planning and other matters

Audit & Finance	Compliance	Culture & Compensation	Innovation, Pipeline & Technology	Nominating & Corporate Governance

•Enterprise risks, including, but not limited to, risks relating to IT use and protection, data governance, privacy, and cybersecurity

•Independent auditor’s qualifications and independence

•Financial reporting and processes, including internal control over financial reporting

•Assess management’s implementation of the Corporate Compliance Program elements

•Assess adequacy and effectiveness of policies and programs to monitor compliance with laws and regulations

•Monitor significant external and internal investigations

•Implementation of Code of Business Conduct and Ethics

•Confirmation of zero conflict of interests related to members of the Board of Directors and Named Executive Officers (as defined below under "Executive Compensation") and external consultants engaged by the Board

•Review the risks associated with the Company’s compensation policies and practices

•Oversee an annual review of the Company’s risk assessment of its compensation policies and practices for its employees

•Diversity, opportunity, inclusion, and belonging

•Succession planning

•Develop insights and recommendations regarding the Company's approach to product pipeline development and technical and commercial innovation

•Support recruitment and interactions with the Company's scientific advisory board

•ESG oversight

•Investor engagement and communications

•Review Board size, composition, function, duties, diversity, Strategic Competencies, and recruit and recommend directors

•Develop and recommend to the Board the Corporate Governance Guidelines and oversee compliance with these Guidelines

NeoGenomics Management
NeoGenomics management advises the Board and its Committees of key risks and the status of ongoing efforts to address these risks.

NeoGenomics, Inc.	7	2025 Proxy Statement

Corporate Governance	Table of Contents
Stockholder Outreach. It is our practice to have ongoing and robust engagement with our stockholders throughout the year and seek their direct feedback to continuously improve our performance, programs, and reporting. Our outreach is supplemented by our year-round investor relations engagement that includes post-earnings communications, one-on-one conferences, individual meetings, and general availability to respond to investor inquiries. We also periodically engage proxy advisory firms for their viewpoints. The multifaceted nature of this program allows us to maintain meaningful engagement with a broad audience including institutional and retail stockholders.
In 2024, we received 69.54% support for our annual say-on-pay proposal. Following our say-on-pay vote in 2023, we widened our governance outreach and engagement even further to ensure we understood stockholders’ concerns and to inform and guide our actions in response. As evidenced by the actions taken already throughout 2024 and to date in 2025, we take the outcome of this vote seriously and have been highly focused on understanding and responding to our stockholders’ feedback. Through the Company’s engagement efforts, the Culture and Compensation Committee sought to elicit and consider a full range of stockholders’ perspectives related to NeoGenomics’ executive compensation program and design elements and ESG initiatives to inform specific actions and appropriate responses to the say-on-pay vote.
In Q2 2024, we engaged with stockholders representing 60.5% of outstanding shares with our integrated engagement team consisting of finance, legal, people & culture, investor relations, and the Chair of the Culture & Compensation Committee, and met with representatives with oversight of more than 40% of outstanding shares. In an additional engagement step, we again reached out in Q3 and Q4 2024 to stockholders to gain any additional or latest insights, and to share some of our anticipated updates for future filings. In total across both rounds of outreach, we met with representatives covering nearly 50% of outstanding shares. Our key areas of focus were strategy, Board oversight and governance, executive compensation, including say-on-pay response, climate and other sustainability matters, and human capital, including diversity. Additionally, throughout Q1 2025, there have been several stockholder engagements involving multiple members of the board of directors in response to the CEO transition. We will continue our stockholder outreach efforts throughout 2025, to include compensation and other general proxy matters.
As part of these engagements, many stockholders favorably acknowledged changes and enhancements that we introduced related to executive compensation in particular. This supported our understanding that many stockholders were generally comfortable with the fundamental aspects of our compensation program design, but voted against say-on-pay in 2023 and 2024 based on specific compensation actions taken in 2021 and 2022 - actions largely driven by significant changes in leadership and organizational structure. As a result, we took steps in 2023 and 2024 and are taking additional steps in 2025 to address the concerns of many stockholders, while also ensuring our ability to attract and retain talented executives who are motivated to achieve our annual and long-term strategic goals. These 2024 and 2025 actions include but are not limited to the following:
•enhanced the focus on a performance-based equity program by introducing premium-priced stock options;
•disclosed prior-year internal revenue and adjusted EBITDA targets that drove short-term payouts; and
•updated the peer group against which executive pay is benchmarked.
For more on our response to our stockholder engagement related to the 2025 say-on-pay vote, see page 44.

NeoGenomics, Inc.	8	2025 Proxy Statement

Table of Contents	Corporate Governance
Information Regarding Meetings and Committees of the Board
The Board. The Board met four times for regular meetings during 2024. All such meetings were regularly scheduled meetings; and additional telephonic calls were held as needed. In addition, the Board held six special meetings during 2024. During 2024, each incumbent director attended 75% or more of the Board and applicable committee meetings for the periods during which each director served. Although not required, directors are invited to attend the annual meeting of our stockholders. We held an annual meeting of stockholders on May 23, 2024, which was attended by nine of the directors then serving on the Board.
The Board currently has five standing committees: the Audit and Finance Committee, the Compliance Committee, the Culture and Compensation Committee, the Innovation, Pipeline and Technology Committee and the Nominating and Corporate Governance Committee. The following table provides the composition of the committees as of April 8, 2025, and the number of times each committee met in 2024:

Director Name	Audit and Finance Committee	Compliance Committee	Culture and Compensation Committee	Innovation, Pipeline & Technology Committee	Nominating and Corporate Governance Committee

Lynn A. Tetrault (non-executive Chair of the Board)			●		●
Elizabeth A. Floegel	●	●
Dr. Neil Gunn			●	●	●
Dr. Alison L. Hannah		●		●	●
Stephen M. Kanovsky		●			●
Michael A. Kelly	●		●
David B. Perez(1)	●		●	●
Felicia Williams(2)	●				●
Anthony P. Zook(3)(4)				●
Number of Meetings Held in 2024	4	5	5	3	4
(1)Mr. Perez became Chair of the Culture and Compensation Committee effective January 27, 2025.
(2)Ms. Williams joined the Board, the Audit and Finance Committee and the Nominating and Corporate Governance Committee effective November 1, 2024.
(3)Mr. Zook resigned from the Audit and Finance Committee effective January 27, 2025.
(4)Mr. Zook resigned as Chair and from the Culture and Compensation Committee effective January 27, 2025.
● Chair    ● Member

NeoGenomics, Inc.	9	2025 Proxy Statement

Corporate Governance	Table of Contents

Audit and Finance Committee Members: Michael A. Kelly (Chair) Elizabeth A. Floegel David B. Perez Felicia Williams
The Audit and Finance Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under “Investors - Governance - Governance Documents.” All committee members are independent directors within the meaning of the applicable Nasdaq rules. The Audit and Finance Committee is appointed by the Board to assist with a variety of matters described in its charter, which include oversight of:
•the quality and integrity of our financial statements,
•the Company’s compliance with legal and regulatory requirements,
•the Company’s enterprise risks, including but not limited to risks relating to the Company’s information technology use and protection, data governance, privacy, and cybersecurity, and the Company’s strategy to mitigate such risks,
•the independent auditor’s qualifications and independence,
•the performance of our internal audit function and independent auditors, and
•working in coordination with the Compliance Committee of the Board, the implementation and effectiveness of the Company’s ethics and compliance program.
The formal report of the Audit and Finance Committee is set forth beginning on page 31 of this Proxy Statement.
The Board has determined that Mr. Michael Kelly, who served as the Audit and Finance Committee Chair throughout 2024, was independent and an “audit and finance committee financial expert” as defined under applicable SEC rules.

Number of Meetings Held in 2024: 4

Compliance Committee Members: Dr. Alison L. Hannah (Chair) Elizabeth A. Floegel Stephen M. Kanovsky
The Compliance Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under the heading "Investors - Governance - Governance Documents." All committee members are independent directors within the meaning of the applicable Nasdaq rules. The Compliance Committee is responsible for overseeing the Company’s activities in the area of compliance with applicable laws and regulations related to our provision of medical-related services and assessing management’s implementation of the Company’s Corporate Compliance Program elements, including but not limited to the:
•adequacy and effectiveness of policies and procedures to ensure the Company’s compliance with applicable laws and regulations and all associated risk,
•organization, responsibilities, plans, results, budget, staffing, and performance of the Company’s Compliance Department, including its independence, authority and reporting obligations,
•reviewing and concurring in the appointment, replacement, reassignment, or dismissal of the Chief Compliance Officer and review of significant reports to management or summaries thereof regarding the Company's compliance policies, practices, procedures and programs, and management’s responses thereto,
•monitoring of significant internal and external investigations of the Company's business,
•monitoring of the Company’s implementation of actions in response to applicable legislative, regulatory, and legal developments,
•Company’s Code of Conduct and written compliance policies and procedures that guide the Company and the conduct of its staff,
•appropriate mechanisms for employees to seek guidance to report concerns, and
•Company’s systems and processes designed to periodically assess the Company's compliance obligation and associated risks and efforts to promote an ethical culture.

Number of Meetings Held in 2024: 5

NeoGenomics, Inc.	10	2025 Proxy Statement

Table of Contents	Corporate Governance

Culture and Compensation Committee Members: David B. Perez (Chair) Dr. Neil Gunn Michael A. Kelly Lynn A. Tetrault
The Culture and Compensation Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under the heading "Investors - Governance - Governance Documents." All committee members are independent directors within the meaning of the applicable Nasdaq rules. The Culture and Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our Chief Executive Officer, other executive officers, and our directors and has responsibility for approving, recommending and/or evaluating all our compensation plans, policies and programs as they affect our executive officers. Specifically, the Culture and Compensation Committee is responsible for:
•reviewing and recommending to the full Board, or approving, compensation for Company executive officers and reviewing and recommending to the full Board compensation for Company directors,
•monitoring and administering the Company’s compensation plans and other employee benefit plans, including incentive-based and equity-based plans and recommending amendments to these plans to the full Board,
•reviewing and overseeing the Company's succession planning process for the Chief Executive Officer and other executive officers, and
•reviewing key organizational culture and human capital management strategies to include employee development, diversity and inclusion, equal employment opportunity, and fair pay and benefit programs, workforce recruitment and retention initiatives, and related Human Resources policies, procedures and metrics.
The Culture and Compensation Committee may delegate any or all responsibilities to a subcommittee or to one or more directors as it deems appropriate, provided that the Culture and Compensation Committee may not delegate any power or authority required by law, regulation or Nasdaq rule to be exercised by the committee as a whole. In addition, the Culture and Compensation Committee engaged an independent compensation consulting firm, Willis Towers Watson (“WTW”), in 2024 to advise the Culture and Compensation Committee on peer development, market practices, industry trends, investor views, and benchmark compensation data related to executive officer and director compensation. In addition, WTW reviewed and provided the Culture and Compensation Committee with an independent perspective of management recommendations. These duties were consistent with those performed in prior years. For the year ending December 31, 2024, aggregate fees for WTW’s consulting services provided to the Culture and Compensation Committee were approximately $386,000, of which approximately $362,000 was related to review of executive compensation.
The decision to engage WTW as a consultant was made by the Culture and Compensation Committee.

Number of Meetings Held in 2024: 5

NeoGenomics, Inc.	11	2025 Proxy Statement

Corporate Governance	Table of Contents

Innovation, Pipeline and Technology Committee Members: Dr. Neil Gunn (Chair) Dr. Alison L. Hannah David B. Perez Anthony P. Zook
Formed in 2024, the Innovation, Pipeline & Technology Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under the heading "Investors - Governance - Governance Documents." The Innovation, Pipeline & Technology Committee is appointed to assist the Board in overseeing technology development to ensure that the Company’s technology supports the Company’s business objectives and strategies, providing counsel to the Company’s senior management on strategic innovation and technology matters, including pipeline product development and related personnel development. Specifically, the Innovation, Pipeline & Technology Committee is responsible for:
•interacting with management and external advisors to develop insights and recommendations regarding the Company’s approach to pipeline development and technical and commercial innovation, including:
◦provide feedback and input to management to gain alignment between strategic commercial objectives and the Company’s product development pipeline, new technology innovations consistent with the strategic direction of the Company,
◦provide feedback and input to management in the identification, evaluation, and oversight of appropriate pipeline, technology, and product development investments;
◦provide feedback and input to management to prioritize medical, clinical innovative technology needs that can effectively be addressed by the Company;
◦provide feedback and input into the development of measurement and tracking methods for significant pipeline, product development and other innovation projects;
◦provide feedback and input to practices and procedures to ensure that the Company's existing and new product technologies are developed and commercialized according to proper safety, health and regulatory compliance principles; and
◦provide feedback and input into the assessment of new and existing intellectual property assets and risks;
•supporting the recruitment and interacting with the Company's scientific advisory board; and
•providing feedback and input regarding the Company's development of innovative new business models, strategies and tactics, especially in light of potential competitive products that are being developed or marketed by others in this field.

Number of Meetings Held in 2024: 3

Nominating and Corporate Governance Committee Members: Stephen M. Kanovsky (Chair) Dr. Neil Gunn Dr. Alison L. Hannah Lynn A. Tetrault Felicia Williams
The Nominating and Corporate Governance Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under the heading "Investors - Governance - Governance Documents." All committee members are independent directors within the meaning of the applicable Nasdaq rules. Our Nominating and Corporate Governance Committee is responsible for:
•reviewing and evaluating the size, composition, function, and duties of the Board consistent with its needs;
•establishing criteria for the selection of candidates to the Board and its committees and identifying individuals qualified to become Board members consistent with such criteria, including the consideration of nominees submitted by stockholders;
•recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;
•recommending directors for appointment to Board committees;
•making recommendations to the Board as to determinations of director independence;
•overseeing the evaluation of the Board and its committees;
•developing and recommending to the Board the Corporate Governance Guidelines for the Company and overseeing compliance with such Guidelines; and
•overseeing the Company’s activities pertaining to ESG matters and investor engagement and communications.
The Nominating and Corporate Governance Committee identifies and evaluates nominee candidates as described above under “Director Nominations.”

Number of Meetings Held in 2024: 4

NeoGenomics, Inc.	12	2025 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS
At the 2025 Annual Meeting, a Board of nine directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s death, resignation, or removal). Information concerning all director nominees appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board, or the Board may reduce the number of directors to be elected at the 2025 Annual Meeting.
Information as to Nominees and Other Director Information
Background information, as of the date of this Proxy Statement, about the Board’s nominees for election, as well as information regarding additional experience, qualifications, attributes, or skills that led the Board to conclude that the nominees should serve on the Board, is set forth below.

Lynn A. Tetrault Age: 62 Non-Executive Chair of the Board
Ms. Tetrault has served as the non-executive Chair of the Board since August 2022. Prior to her holding this position, from May 2022, Ms. Tetrault served as our Interim Chief Executive Officer and Chair of the Board. From March 2022 to May 2022, Ms. Tetrault served as our Executive Chair of the Board and functioned as the Company's principal executive officer. From October 2021 to March 2022, she served as our non-executive Chair and from July 2020 to October 2021 she served as our Lead Independent Director. Ms. Tetrault has been a director since June 2015. She has also served as a director of Acelyrin, Inc. since December 2023 and as a director of Rhythm Pharmaceuticals, Inc. since December 2020. Ms. Tetrault has more than 30 years of experience in the healthcare sector. She worked from 1993 to 2014 with AstraZeneca PLC, most recently as Executive Vice President of Human Resources and Corporate Affairs from 2007 to 2014. Ms. Tetrault was responsible for human resources strategy, talent management, executive compensation and related activities, internal and external communications, government affairs, corporate reputation, and corporate social responsibility for AstraZeneca. Prior to AstraZeneca Ms. Tetrault practiced healthcare and corporate law at Choate, Hall and Stewart in Boston. Ms. Tetrault has a BA from Princeton University and a JD from the University of Virginia Law School.
Skills and Qualifications
Ms. Tetrault is a dynamic, seasoned executive in the pharmaceutical industry. Having progressed through numerous senior management roles at AstraZeneca, she acquired extensive human resource and corporate governance experience at the highest level of that company. As the Company continues to grow, Ms. Tetrault’s experience is helping to shape human resource policies and operations as well as the make-up of the Board and its governance policies, and therefore we believe that Ms. Tetrault is well qualified to serve on our Board.

NeoGenomics, Inc.	13	2025 Proxy Statement

Proposal 1	Table of Contents

Elizabeth A. Floegel Age: 49 Board Member
Ms. Floegel has served as a director since June 2023. Since September 2020, Ms. Floegel has been Chief Information & Digital Officer of Numotion and is managing a significant digital and cybersecurity transformation with the strategic use of data and technology to drive value creation by creating efficient and compliant operations. Before joining Numotion, Ms. Floegel was the Global Vice President of Business Technology at Allergan (now part of Abbvie) where she led the technology portfolio across global commercial, retail, digital products, and marketing. Prior to Allergan, Ms. Floegel was Head of Commercial and Digital Technology for Regeneron Pharmaceuticals and Global Vice President of Commercial Technology for Baxter Healthcare. Ms. Floegel holds an MBA from Benedictine University.
Skills and Qualifications
Ms. Floegel has a track record of successfully leading technology and organizational transformation in highly matrixed environments. She has extensive experience in cybersecurity, data privacy, automation, compliance technology and digital technology transformation. Because of her experience and knowledge, we believe Ms. Floegel is well qualified to serve on our Board.

Dr. Neil Gunn Age: 64 Board Member and Chair of the Innovation, Pipeline and Technology Committee
Dr. Gunn has served as a director since June 2023. Most recently, Dr. Gunn was the Interim Chief Executive Officer of Genetic Signatures from April to October 2024 and the Chief Executive Officer of IDbyDNA, which was acquired by Illumina in 2022. Prior to that, from January 2015 until March 2021, Dr. Gunn was President of Roche Sequencing Solutions ("RSS"), where he grew the organization from early initial concepts to over 900 employees across three continents while integrating nine acquisitions into one with a common vision and strategy. Before RSS, Dr. Gunn was Head of Global Business for Roche Molecular Diagnostics and was responsible for the development and execution of a strategic plan that launched over 140 major assay, instrument, and software launches over six years. Dr. Gunn's earlier roles include Vice President Commercial Operations for CaridianBCT and Vice President of Commercial Operations - Americas for Novartis Diagnostics.
Skills and Qualifications
Dr. Gunn is a veteran diagnostics senior executive with expertise in company organization to maximize efficiencies with a focus on value generators to drive growth. Dr. Gunn has multi-year executive experience in multinational diagnostic companies and startups. He also has technical expertise in oncology diagnostics, next generation sequencing and other relevant technologies. Because of this experience and knowledge, we believe Dr. Gunn is well qualified to serve on our Board.

NeoGenomics, Inc.	14	2025 Proxy Statement

Table of Contents	Proposal 1

Dr. Alison L. Hannah Age: 64 Board Member and Chair of the Compliance Committee
Dr. Hannah has served as a director since June 2015. Dr. Hannah has over 30 years' experience in the development of investigational cancer chemotherapies. She currently serves as a consultant to the pharmaceutical industry, working with over 30 companies over 20 years with a focus on molecularly targeted anti-cancer therapy. From 2020 to 2022, Dr. Hannah served as Senior Vice President and Chief Medical Officer at CytomX Therapeutics, an oncology-focused biopharmaceutical company. Previously, Dr. Hannah worked as Senior Medical Director at SUGEN (working on Sutent and other tyrokine kinase inhibitors) and Quintiles, a global contract research organization. Dr. Hannah has also served on the board of directors of Rigel Pharmaceuticals since 2021. Dr. Hannah specializes in clinical development strategy and has filed over 30 Investigational New Drug applications for new molecular entities and seven successful New Drug Applications (including talazoparib, enzalutamide, defibrotide, carfilzomib, and others). Dr. Hannah received her BA in biochemistry and immunology from Harvard University and her MD from the University of Saint Andrews. She is a member of ASCO, AACR, ASH, ESMO, SITC and a Fellow with the Royal Society of Medicine.
Skills and Qualifications
Dr. Hannah has significant healthcare knowledge having spent over 20 years as a consultant in the field of oncology drug development and has over 30 years of experience working with biopharmaceutical companies. Dr. Hannah has extensive knowledge of the clinical trials marketplace, and we believe she will continue to offer valuable guidance on how the Company should position itself to obtain diagnostic testing volumes for clinical as the Company continues to grow its revenue in that area. Because of this experience and knowledge, we believe Dr. Hannah is well qualified to serve on our Board.

Stephen M. Kanovsky Age: 62 Board Member and Chair of the Nominating and Corporate Governance Committee
Mr. Kanovsky has served as a director since July 2017. Mr. Kanovsky served as Deputy General Counsel and Chief Commercial Counsel of GE HealthCare from 2012 to 2024, which provides medical technologies and solutions to the global healthcare industry and supports customers throughout the world with a broad range of services and systems, from diagnostic imaging and healthcare IT to molecular diagnostics and life sciences. Prior to his service at GE HealthCare, Mr. Kanovsky held numerous legal, compliance, and research roles in several global pharmaceutical companies. Mr. Kanovsky earned his bachelor's degree from the University of Pennsylvania. He subsequently graduated from Temple University's School of Pharmacy with a master's degree in Pharmacology and Temple University's School of Law with a juris doctorate degree. Mr. Kanovsky also holds an MBA from Saint Joseph's University's Haub School of Business.
Skills and Qualifications
Mr. Kanovsky has over 25 years of legal and compliance experience in the global life sciences and pharmaceutical industry. Through his work as Deputy General Counsel and Chief Commercial Counsel of GE Healthcare, Mr. Kanovsky is able to provide knowledge of the life sciences space. He also brings valuable experience to our Board through his prior involvement with Clarient, Inc. ("Clarient"), prior to its acquisition by NeoGenomics in December 2015. Because of Mr. Kanovsky's extensive legal and compliance background and long-term service to the Board, we believe Mr. Kanovsky is well qualified to serve on our Board.

NeoGenomics, Inc.	15	2025 Proxy Statement

Proposal 1	Table of Contents

Michael A. Kelly Age: 68 Board Member and Chair of the Audit and Finance Committee
Mr. Kelly has served as a director since July 2020 and served as the Board's Lead Independent Director for the duration of Ms. Tetrault's service as Executive Chair of the Board and Interim Chief Executive Officer in 2022. Mr. Kelly is a former senior executive of Amgen, Inc. ("Amgen") and is currently acting as Founder & President of Sentry Hill Partners, LLC, a global life sciences transformation and management consulting business he founded in 2018. Mr. Kelly has more than two decades of executive experience as a senior leader in the life sciences industry serving in various strategic finance and operations positions at Amgen from 2003 to 2017, most recently as Senior Vice President, Global Business Services and Vice President & CFO, International Commercial Operations. Mr. Kelly has also held positions at Biogen, Tanox, and Monsanto Life Sciences. Mr. Kelly currently serves as a director for Amicus Therapeutics, DMC Global, Inc., and Prime Medicine, Inc. Mr. Kelly serves on the Council of Advisors and was the former audit committee chair for Direct Relief, a humanitarian aid organization focused on health outcomes and disaster relief. Mr. Kelly holds a BS in business administration from Florida A&M University, concentrating in Finance and Industrial Relations.
Skills and Qualifications
Mr. Kelly has more than two decades of executive experience as a senior leader in the life sciences industry serving in various strategic finance and operations positions. We believe Mr. Kelly's extensive experience managing and growing domestic and international organizations, as well as his track record in finance, operations and building differentiated product companies is highly valuable as we continue our long-term growth strategy, and therefore Mr. Kelly is well qualified to serve on our board. In addition, we believe Mr. Kelly's extensive knowledge and background in finance qualifies him to serve as a financial expert on the Audit and Finance Committee.

David B. Perez Age: 65 Board Member and Chair of the Culture and Compensation Committee
Mr. Perez has served as a director since November 2022. Mr. Perez has over 40 years of global executive leadership experience, leading the growth and operations of several businesses, growing and scaling organically through research and development and innovation, as well as through mergers and acquisitions. In March 2019, he retired from his position as president and CEO of Terumo BCT, a company dedicated to blood banking, transfusion medicine and cell-based therapies, following a comprehensive two-year succession and transition plan. Mr. Perez currently serves as a director on the following private company boards Laborie Medical Technologies Corp., Advanced Instruments, LLC and MoLnlycke Health Care AB. During his nearly 20-year tenure, Mr. Perez guided Terumo BCT through several foreign ownership structures, leveraging his extensive experience leading complex, multinational businesses, and diverse, cross-cultural organizations. Under his leadership as CEO for 18.5 years, the company transformed from a single manufacturing and R&D site to a multi-national biomedical organization with five R&D centers and six manufacturing plants, as he helped drive global revenue growth from $160 million to $1 billion. Mr. Perez holds a BA in Political Science from Texas Tech University.
Skills and Qualifications
Mr. Perez has 40 years of executive leadership in medical device and health care services. He serves as an independent board member and advisor to several corporations and non-profit organizations. His expertise encompasses growing and scaling highly regulated global businesses organically through R&D and innovation and inorganically through M&A, leading within a variety of foreign, public, and private equity ownership structures, strategic planning, culture and talent development, succession planning, enterprise risk management, operations, compliance and corporate governance. We believe Mr. Perez's extensive knowledge and background as a chief executive and director qualifies him to serve on our board.

NeoGenomics, Inc.	16	2025 Proxy Statement

Table of Contents	Proposal 1

Felicia Williams Age: 59 Board Member
Ms. Williams has served as a director since November 2024. She has served in senior finance leadership roles at Macy's, Inc. for 19 years, including Interim Chief Financial Officer from June 2020 to November 2020, Senior Vice President, Controller and Enterprise Risk Officer from June 2016 to June 2020, Senior Vice President, Finance and Risk Management from February 2011 to June 2016 and other roles across key corporate finance functions. Most recently, Ms. Williams served as Macy's Fellow for CEO Action for Racial Equity from November 2020 to October 2023. Prior to her time at Macy's, Ms. Williams served in various financial positions at The Coca-Cola Hellenic Bottling Company, The Coca-Cola Company, Bristol-Myers Squibb and at Arthur Andersen & Company. Ms. Williams has served as a director of Anywhere Real Estate since 2021, Paycom, LLC since 2022 and she was a director of Meridian Bioscience, Inc. from 2018 to 2023. Ms. Williams graduated summa cum laude from Florida A&M University with a Bachelor of Science in Accounting.
Skills and Qualifications
Ms. Williams has had a multi-dimensional business career across the spectrum of finance, including treasury, enterprise risk management, accounting and audit. She also has more than 35 years of experience leading multinational corporations such as Macy's, Inc., The Coca-Cola Company and Bristol Myers-Squibb. Because of her experience and knowledge, we believe Ms. Williams is well qualified to serve on our Board. In addition, we believe Ms. William's extensive knowledge and background in finance qualifies her to serve as a financial expert on the Audit and Finance Committee.

NeoGenomics, Inc.	17	2025 Proxy Statement

Proposal 1	Table of Contents

Anthony P. Zook Age: 64 Board Member and Chief Executive Officer
Mr. Zook was appointed Chief Executive Officer April 1, 2025 and has served as a director since June 2023. He has been a partner with Lucius Partners since March 2022, a specialized healthcare consultancy providing financial, strategic, product development, and operational insights to emerging biopharmaceutical and medical device companies across multiple therapeutic areas. He served on the Lucius Partners' private portfolio company boards of Algorithm Sciences, Inc. and Voltron Therapeutics, Inc. from January 2022 until December 2024, and he also served on the BioSig Technologies, Inc. board from July 2020 until April 2022. In addition, Mr. Zook has also served as a director of Adaptin Bio, Inc. since February 2025. From December 2014 to June 2020, Mr. Zook served as Chief Executive Officer of Innocoll AG, and prior to that from 2010 to 2012, Mr. Zook was Executive Vice President, Commercial Operations of AstraZeneca (AZ) where he held global P&L responsibility for all of AZ's brands and markets. Under Mr. Zook's leadership, AZ commercialized ten brands, each in excess of $1 billion in sales. Mr. Zook was also responsible for MedImmune, AZ's global biologics business. He also chaired the Commercial Investment Board, which identified and approved critical investments company-wide, including investments in plants, markets, and technology. Earlier in his career at AZ, Mr. Zook held various positions including CEO of North America and VP of Sales, where he helped lead the integrations of Astra US, Astra Merck, and Zeneca. Prior to joining AZ, Mr. Zook spent 14 years with Berlex Laboratories in a variety of positions.
Skills and Qualifications
Mr. Zook has significant experience as a brand and marketing executive with a focus on managing the interface between commercial and research and development aspects of an organization. Mr. Zook has served as a Chief Executive Officer of a pharmaceutical company with global responsibilities, has significant sales and marketing experience, as well as operational and oncology experience. Because of Mr. Zook's healthcare industry knowledge, we believe Mr. Zook is well qualified to serve on our Board.

NeoGenomics, Inc.	18	2025 Proxy Statement

Table of Contents	Proposal 1
Director Diversity and Expertise
We seek to have a Board that represents diversity as to experience, gender, race, and ethnicity, though we do not have a formal policy with respect to diversity. We also seek to have a Board that reflects a range of talents, ages, skills, and expertise, particularly in the areas of leadership, operations, risk management, accounting and finance, strategic planning, and the areas most important to us and our corporate mission, and that is qualified to provide sound and prudent guidance with respect to our operations and interests. To augment our Board’s strategic competencies, we also consult with experts in specialized areas such as ESG and executive compensation, to provide the relevant skills to support the Company’s long-term strategy.

Average Tenure of Directors	Average Age of Directors	% of Diverse Directors (Gender, Racial/Ethnic)
4.2 years	63 years	67%

Board Diversity Matrix
Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	4	5
Part II: Demographic Background
African American or Black	1	1
Alaskan Native or Native American	0	0
Asian	0	0
Hispanic or Latinx	0	1
Native Hawaiian or Pacific Islander	0	0
White	3	3
Two or More Races or Ethnicities	0	0
LGBTQ+	0	0
Did not Disclose Demographic Background	0	0

NeoGenomics, Inc.	19	2025 Proxy Statement

Proposal 1	Table of Contents

Board Strategic Competencies Matrix
Strategic Competencies	Lynn A. Tetrault	Elizabeth A. Floegel	Dr. Neil Gunn	Dr. Alison L. Hannah	Stephen M. Kanovsky	Michael A. Kelly	David B. Perez	Felicia Williams	Anthony P. Zook

Board Tenure in years	9.6	1.5	1.5	9.6	7.5	4.5	2.2	0.2	1.5
Financial (Reporting, Auditing, Internal Controls)	●					●	●	●	●
Strategy/Business Development / M&A	●	●	●	●	●	●	●	●	●
Human Resources / Organizational Development	●			●		●	●		●
Legal / Governance / Business Conduct	●	●			●	●	●
Sales / Marketing		●	●				●		●
Risk Management	●	●			●	●	●	●	●
Information Technology/Cybersecurity		●				●		●
Research & Development			●	●			●	●	●
Medical/Scientific Affairs				●
Sustainability	●				●
Public Policy / Regulatory Affairs	●			●	●		●	●	●
Compensation Committee Interlocks and Insider Participation
None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or the Culture and Compensation Committee.
Code of Business Conduct and Ethics
Our Board adopted the Code of Business Conduct and Ethics, which is applicable to all executives, directors, and employees. The Code of Business Conduct and Ethics is available in print to any stockholder that requests a copy by contacting Investor Relations at our corporate headquarters. Our Code of Business Conduct and Ethics is also available in the Investors section of our website at www.neogenomics.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct and Ethics required under Form 8-K by posting such information on our website.

NeoGenomics, Inc.	20	2025 Proxy Statement

Table of Contents	Proposal 1
Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of the Company's securities by our directors, officers, and employees. We believe that our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. In addition, with respect to the Company transacting in its own securities, it is the Company's policy to comply with federal securities laws.
Policy Against Hedging of Stock
Our insider trading policy prohibits our directors, officers, and employees from entering into hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, because such transactions may permit a director, officer, or employee to continue to own securities obtained through our employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as our other stockholders.
Stockholder Recommendations for Board Candidates
Under its charter, the Nominating and Corporate Governance Committee is responsible for considering potential director nominees submitted by stockholders. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described under "Future Stockholder Proposals."
Stockholder Communications with the Board
Stockholders may, at any time, communicate with the full Board or any individual member of the Board by mailing a written communication to NeoGenomics, Inc., 9490 NeoGenomics Way, Fort Myers, Florida 33912, Attention: Alicia C. Olivo, Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership, and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder. The Corporate Secretary's Office generally does not forward communications from stockholders that are not related to the duties and responsibilities of the Board, including junk mail, service complaints, employment issues, business suggestions, job inquiries, opinion surveys, and business solicitations.
Vote Required for Approval
A director nominee will be elected if the majority of votes cast by stockholders virtually or by proxy are in favor of that nominee. Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the election of directors, your shares will not be counted as votes cast and will have no effect on the outcome of Proposal 1. Abstentions will have no effect on the outcome of voting on the election of directors.
Board Recommendation

The Board unanimously recommends a vote “FOR” the election of each of the nominees as director in Proposal 1.

NeoGenomics, Inc.	21	2025 Proxy Statement

PROPOSAL 2—ADVISORY VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
We are providing our stockholders with the opportunity to express their views on our Named Executive Officers’ compensation as set forth under “Executive Compensation” by casting their vote on Proposal 2. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this Proxy Statement.
The Board believes our executive compensation program, which is described in detail in the “Executive Compensation” section, is designed to balance the goals of attracting and retaining talented executives who are motivated to achieve our annual and long-term strategic goals, while keeping the program affordable and appropriately aligned with stockholder interests and business results. We believe that our executive compensation program accomplishes these goals in a way that is consistent with our purpose and core values, and the long-term interests of the Company and its stockholders. Our equity compensation for executives, which is now awarded in the form of premium-priced stock option awards and restricted stock, is designed to build executive ownership, aligns the incentives of our Named Executive Officers with those of our stockholders, and focuses them on achieving our long-term strategic goals (both financial and non-financial).
Although the vote on Proposal 2 regarding the compensation of our Named Executive Officers is not binding, the Board and the Culture and Compensation Committee value the opinions of our stockholders, as evidenced by our various stockholder outreach initiatives, and will consider the result of the vote when determining future executive compensation arrangements.
If this proposal is approved, our stockholders will be approving the following resolution:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders, is hereby approved.
Vote Required for Approval
The advisory vote on the compensation paid to our Named Executive Officers will be considered approved if a majority of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of this Proposal 2. The advisory vote on the compensation paid to our Named Executive Officers is a "non-discretionary" or "non-routine" item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of Proposal 2. Abstentions will have no effect on the outcome of voting on Proposal 2.
Board Recommendation

The Board unanimously recommends a vote “FOR” Proposal 2.

NeoGenomics, Inc.	22	2025 Proxy Statement

PROPOSAL 3—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
General
We are providing our stockholders with the opportunity to express their views on the frequency of future advisory votes on the compensation paid to our Named Executive Officers by casting their vote on Proposal 3. Under Proposal 3, stockholders may vote in favor of holding this advisory vote every year, every two years or every three years beginning with the 2026 annual meeting of stockholders. The advisory vote on executive compensation described in Proposal 2 is referred to as the say-on-pay vote.
We currently provide a stockholder say-on-pay vote on executive compensation annually and the Board continues to believe that an annual vote is in the best interests of our stockholders. We believe an annual say-on-pay vote enhances stockholder communication by encouraging stockholders to provide regular input on our executive compensation policies, practices and plans and is consistent with our desire to constructively engage with our stockholders on important issues such as executive compensation.
The proxy card provides stockholders with four choices with respect to this proposal: (1) every year, (2) every two years, (3) every three years or (4) abstaining from voting on the proposal. Although, as an advisory vote, this proposal is not binding on the Company or the Board, the Board values the opinions that our stockholders express through their votes and will carefully consider the stockholder vote, even if none of the options obtains a majority vote, along with all other views expressed by our stockholders, when considering how frequently we should hold the say-on-pay vote. For the reasons discussed above, we are asking our stockholders to indicate their support for future advisory votes on executive compensation to be held every year. The Board may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option that receives the highest number of votes by our stockholders.
Vote Required for Approval
Note that stockholders are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. Instead, each proxy card provides for four choices with respect to this proposal: a one, two, or three-year frequency or to abstain from voting. If the majority of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of a particular frequency alternative (whether every year, every two (2) years or every three (3) years) such frequency will be considered to be the recommendation of the stockholders on the advisory vote regarding the frequency of future advisory votes on the compensation paid to our named executive officers. Proposal 3 is a "non-discretionary" or "non-routine" item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of Proposal 3. Abstentions will have no effect on the outcome of voting on Proposal 3.
Board Recommendation

The Board unanimously recommends a vote of “1 YEAR” for Proposal 3.

NeoGenomics, Inc.	23	2025 Proxy Statement

PROPOSAL 4—FIRST AMENDMENT OF THE 2023 EQUITY INCENTIVE PLAN
The Company currently maintains the NeoGenomics, Inc. 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”), which was adopted on March 28, 2023 and effective on May 25, 2023.
The Board believes that the 2023 Equity Incentive Plan has been effective in attracting and retaining highly qualified employees and other key contributors to the Company’s business, and that the awards granted under the 2023 Equity Incentive Plan have provided an incentive that aligns the economic interests of Plan participants with those of our stockholders. The Culture and Compensation Committee has reviewed the 2023 Equity Incentive Plan to determine whether it remains a flexible and effective source of incentive compensation in terms of the number of shares of common stock available for awards and in terms of its design, as well as whether it generally conforms with best practices in today’s business environment.
At March 24, 2025, the 2023 Equity Incentive Plan had 2,019,067 shares remaining available for future issuance. In addition, a total of 9,713,134 options and stock awards in aggregate were outstanding, comprised of the following:
•6,094,463 stock options (weighted average exercise price of $15.65, and weighted average remaining term of 7.12 years)
•3,618,671 stock awards
Over the past three years, the Company has used options and stock awards judiciously, with a burn rate average of approximately 2.56% (of weighted average basic common shares outstanding) as compared to the Health Care Equipment & Services industry benchmark of 3.79%.

Fiscal Year	Stock Options Granted	Time-Based Stock Awards Granted	Performance-Based Stock Awards Granted	Performance-Based Stock Awards Earned
2024	1,681,742	1,060,069	388,513	—
2023	1,679,860	973,846	305,105	—
2022	3,550,720	2,129,699	—	—
The Board believes the current share pool is not sufficient for future granting needs, including providing long-term, equity-based incentives to present and future employees and directors. The Board approved and is recommending that the Company’s stockholders approve the First Amendment of the 2023 Equity Incentive Plan (the “EIP Amendment”) to:
•increase the number of shares of common stock reserved for issuance under the 2023 Equity Incentive Plan by 4,325,000 shares to 8,300,000 shares;
•establish a minimum vesting period of one year for all awards granted under the 2023 Equity Incentive Plan, with exceptions permitted only with respect to (i) substituted awards, (ii) acceleration of vesting in the event of the death or disability of the participant and (iii) with respect to awards covering 5% or fewer of the total number of shares authorized under the 2023 Equity Incentive Plan; and
•prohibit liberal share recycling by prohibiting (i) the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or stock appreciation right or other applicable purchase price of an award or to satisfy tax withholding requirements and (ii) "net share counting" upon the exercise of stock options or stock appreciation rights.
Description of the Plan
Corporate Governance Aspects of the Plan
The 2023 Equity Incentive Plan has been designed to include a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible service providers and stockholders’ interests. These provisions include, but are not limited to, the following:
•Clawback Policy. In the event of a restatement of our financials due to material noncompliance with any financial reporting requirements under the law, participants will be required to reimburse us for any amounts earned or payable in connection with an award under the 2023 Equity Incentive Plan to the extent required by law and any applicable Company policies.
•No Evergreen Provision. The 2023 Equity Incentive Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the Plan will be automatically replenished.
•Conservative Change in Control Provision. The 2023 Equity Incentive Plan includes a "double trigger" change in control provision such that there is no automatic vesting of awards solely upon a change in control of the Company. Accelerated vesting of awards is triggered only upon a termination of employment in connection with such change in control (i.e., double-trigger vesting).

NeoGenomics, Inc.	24	2025 Proxy Statement

Table of Contents	Proposal 4
•No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted under the 2023 Equity Incentive Plan with exercise prices lower than the market value of the underlying shares on the grant date.
•No Transferability. 2023 Equity Incentive Plan awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Culture and Compensation Committee of the Board.
•No Automatic Grants. The 2023 Equity Incentive Plan does not provide for automatic grants to any participant.
•No Repricings Without Stockholder Approval. The 2023 Equity Incentive Plan prohibits the repricing of stock options and SARs without prior stockholder approval, with customary exceptions for certain changes in capitalization. This provision applies to both direct repricings (lowering the exercise price or strike price of a stock option or stock appreciation right) as well as indirect repricings (canceling an outstanding stock option or stock appreciation right and granting a replacement stock option or stock appreciation right with a lower exercise price or exchanges or other substitutions for cash or other forms of awards).
•No Tax Gross-Ups. The 2023 Equity Incentive Plan does not provide for any tax gross-ups.
•Multiple Award Types. The 2023 Equity Incentive Plan permits the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock units, restricted stock awards and other types of equity grants, subject to the share limits of the 2023 Equity Incentive Plan. This breadth of award types will enable the Culture and Compensation Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.
•Independent Oversight. The 2023 Equity Incentive Plan is administered by the Culture and Compensation Committee, which is comprised of independent Board members.
•Minimum Vesting Requirements. If the EIP Amendment is approved, except in the case of substitute awards (which are awards granted in substitution for stock and stock-based awards held by employees of another entity who become employees of ours or of our affiliates as a result of a merger, consolidation or acquisition) awards granted under the 2023 Equity Incentive Plan will be subject to a minimum vesting period of one year (with exceptions permitted only with respect to acceleration of vesting in the event of the death or disability of the participant). Notwithstanding the foregoing, the Culture and Compensation Committee may grant awards without the above-described minimum vesting requirement with respect to awards covering 5% or fewer of the total number of shares authorized under the 2023 Equity Incentive Plan.
•Prohibition on Liberal Share Recycling. If the EIP Amendment is approved, the 2023 Equity Incentive Plan will prohibit the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or stock appreciation right or other purchase price of an award or to satisfy tax withholding requirements. The 2023 Equity Incentive Plan will also prohibit "net share counting" upon the exercise of stock options or stock appreciation rights.
Administration
The 2023 Equity Incentive Plan is administered by the Culture and Compensation Committee. Subject to the express provisions of the 2023 Equity Incentive Plan, the Culture and Compensation Committee has the authority, in its discretion, to interpret the 2023 Equity Incentive Plan, establish rules and regulations for the Plan’s operation, select eligible individuals to receive awards and determine the form and amount and other terms and conditions of such awards.
Summary of Award Terms and Conditions
Awards under the 2023 Equity Incentive Plan may include nonqualified and incentive stock options, stock appreciation rights, restricted shares, restricted stock units and other stock-based awards. Any of these awards may (but need not) be made as performance incentives to reward attainment of performance goals.
Stock Options. The Culture and Compensation Committee may grant to a 2023 Equity Incentive Plan participant options to purchase our common stock that qualify as incentive stock options for purposes of Code Section 422, options that do not qualify as incentive stock options, or a combination thereof. The terms and conditions of stock option grants, including the quantity, exercise price, vesting periods and other conditions on exercise will be determined by the Committee and will be reflected in a written award agreement.
The exercise price of each option (except those that constitute substitute awards) will be determined by the Culture and Compensation Committee, but will be at least the fair market value of a share of common stock on the date the stock option is granted; provided, however, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price shall be not less than 110% of the fair market value of one share of common stock on the date the stock option is granted.
Stock options must be exercised within a period fixed by the Culture and Compensation Committee that may not exceed 10 years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years. The 2023 Equity Incentive Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Culture and Compensation Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

NeoGenomics, Inc.	25	2025 Proxy Statement

Proposal 4	Table of Contents
At the Culture and Compensation Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of our common stock held by the participant or in any other form of consideration acceptable to the Culture and Compensation Committee (including one or more forms of “cashless” or “net” exercise).
Stock Appreciation Rights. The Culture and Compensation Committee may grant to a 2023 Equity Incentive Plan participant an award of stock appreciation rights, which entitles the participant to receive, upon its exercise, a payment equal to (a) the excess of the fair market value of a share of common stock on the exercise date over the stock appreciation right exercise price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. The terms and conditions of awards of stock appreciation rights, including the quantity, exercise price, vesting periods and other conditions on exercise will be determined by the Culture and Compensation Committee and will be reflected in a written award agreement.
The exercise price for a stock appreciation right will be determined by the Culture and Compensation Committee in its discretion, but may not be less than 100% of the fair market value of one share of our common stock on the date when the stock appreciation right is granted. Stock appreciation rights must be exercised within a period fixed by the Culture and Compensation Committee that may not exceed 10 years from the date of grant. Upon exercise of a stock appreciation right, payment may be made in cash, shares of our stock or a combination of cash and stock.
Restricted Stock. The Culture and Compensation Committee may grant to a 2023 Equity Incentive Plan participant shares of common stock subject to specified restrictions, which we refer to as restricted shares. Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period or the attainment of specified performance targets over the forfeiture period. The terms and conditions of restricted share awards are determined by the Culture and Compensation Committee and will be reflected in a written award agreement.
Restricted Stock Units. The Culture and Compensation Committee may grant to a 2023 Equity Incentive Plan participant restricted stock units, which represent the right to earn one share of common stock (or its cash equivalent) upon a participant’s satisfaction of specified terms and conditions. The terms and conditions of restricted stock units are determined by the Culture and Compensation Committee and will be reflected in a written award agreement.
Other Stock-Based Awards. The Culture and Compensation Committee may grant to a 2023 Equity Incentive Plan participant equity-based or equity-related awards, referred to as other stock-based awards, other than options, stock appreciation rights, restricted shares, or restricted stock units. Such other stock-based awards will be subject to terms and conditions as the Culture and Compensation Committee may determine.
Effect of a Change in Control or Similar Corporate Transactions
The Culture and Compensation Committee may provide in any award agreement, or in the event of a change in control may take such actions as it deems appropriate to provide, for any of the following:
•acceleration of the vesting or settlement of any such award;
•the cancellation of any award in exchange for the value of any vested portion thereof;
•the issuance of substitute awards or the assumption or replacement of awards;
•the termination of all awards not exercised after providing written notice to participants that for a period of at least ten days such awards are exercisable;
•the treatment of awards in the manner set forth in the agreement pursuant to which the change in control is consummated.
Eligibility and Limitation on Awards
The Culture and Compensation Committee may grant awards under the 2023 Equity Incentive Plan to any employee, independent director, or consultant of ours or any of our participating subsidiaries. As of the date of the filing of this Proxy Statement, all of our approximately 2,200 employees, and each of our eight independent directors, are eligible to participate in the 2023 Equity Incentive Plan. While the selection of participants is within the discretion of the Culture and Compensation Committee, it is currently expected that participants will be primarily officers and key senior level employees, as well as our independent directors.
An option will constitute an incentive stock option only (i) if the participant is an employee; (ii) to the extent specifically provided in the award agreement; and (iii) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of all incentive stock options held by the participant that become exercisable during any calendar year does not exceed $100,000.
Shares Subject to the 2023 Equity Incentive Plan
The number of shares of our common stock reserved for issuance for awards under the 2023 Equity Incentive Plan, subject to stockholder approval, is 3,975,000. 3,975,000 of such shares of common stock available for issuance under the 2023 Equity Incentive Plan shall be available for issuance as incentive stock options. These shares would be additive to any shares that remain available for issuance under the Prior Plan as of the Effective Date.

NeoGenomics, Inc.	26	2025 Proxy Statement

Table of Contents	Proposal 4
Shares of common stock underlying awards granted under the 2023 Equity Incentive Plan that expire or are forfeited or terminated for any reason (as a result, for example, of the lapse of stock options or forfeiture of restricted shares), as well as any shares underlying an award that is settled in cash rather than stock, will be available for future grants under the 2023 Equity Incentive Plan. If the EIP Amendment is approved, shares of stock that are surrendered to or withheld by us in payment or satisfaction of the exercise or purchase price of an award or any tax withholding obligation with respect to an award will not become available for future grants. Shares to be issued under the 2023 Equity Incentive Plan will be authorized but unissued shares of common stock or shares of stock that have been reacquired by us.
Anti-Dilution Protections
In the event of a change in the outstanding shares of our common stock, without the receipt by us of consideration, by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares, or other similar event, the Culture and Compensation Committee will make appropriate and equitable adjustments to (a) the number and kind of shares of stock available under the 2023 Equity Incentive Plan, (b) the number and kind of shares of stock subject to outstanding 2023 Equity Incentive Plan awards, (c) the per-share exercise or other purchase price under any outstanding 2023 Equity Incentive Plan award and (d) the annual award or other maximum award limits applicable under the 2023 Equity Incentive Plan.
Clawback Provisions
The 2023 Equity Incentive Plan provides that in the event of a restatement of our financials due to material noncompliance with any financial reporting requirements under the law, a participant will be required to reimburse us for any amounts earned or payable in connection with an award under the 2023 Equity Incentive Plan to the extent required by law and any applicable Company policies.
No Repricings of Options or SARs
The 2023 Equity Incentive Plan prohibits the repricing of stock options and stock appreciation rights without the approval of our stockholders. This provision applies to both direct repricings (lowering the exercise price or strike price of a stock option or stock appreciation right) as well as indirect repricings (canceling an outstanding stock option or stock appreciation right and granting a replacement stock option or stock appreciation right with a lower exercise price or strike price or exchange for cash or other forms of awards).
Minimum Vesting Requirements
If the EIP Amendment is approved, except in the case of substitute awards, awards granted under the 2023 Equity Incentive Plan will be subject to a minimum vesting period of one year (provided that accelerated vesting may be permitted, at the discretion of the Culture and Compensation Committee, in the event of the death or disability of the participant). Notwithstanding the foregoing, the Culture and Compensation Committee may grant awards without the minimum vesting requirement with respect to awards covering 5% or fewer of the total number of shares authorized under the 2023 Equity Incentive Plan.
Amendment and Termination
The Board may suspend, terminate, or amend the 2023 Equity Incentive Plan, provided that any amendment to the 2023 Equity Incentive Plan will be subject to the approval of our stockholders to the extent required by applicable law.
In addition, no suspension, termination, or amendment of the 2023 Equity Incentive Plan may terminate a participant’s existing award or materially and adversely affect a participant’s rights under such award without the participant’s consent. However, these provisions do not limit the Board’s authority to amend or revise the 2023 Equity Incentive Plan to comply with applicable laws or governmental regulations
Federal Income Tax Consequences
THE FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF AWARDS UNDER THE PLAN GENERALLY ARE AS DESCRIBED BELOW. THE FOLLOWING INFORMATION IS ONLY A SUMMARY OF THE TAX CONSEQUENCES OF THE AWARDS AND IS NOT INTENDED TO COVER ALL TAX CONSEQUENCES NOR IS IT INTENDED TO BE USED BY ANY TAXPAYER TO AVOID PENALTIES THAT MAY BE IMPOSED. WE ENCOURAGE PARTICIPANTS TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES INHERENT IN THE OWNERSHIP OR EXERCISE OF THEIR AWARDS, AND THE OWNERSHIP AND DISPOSITION OF ANY UNDERLYING SECURITIES. TAX CONSEQUENCES FOR ANY PARTICULAR INDIVIDUAL OR UNDER STATE OR NON-U.S. TAX LAWS MAY BE DIFFERENT.

NeoGenomics, Inc.	27	2025 Proxy Statement

Proposal 4	Table of Contents
Incentive Stock Options. A participant who is granted an incentive stock option generally will not recognize any taxable income for federal income tax purposes on either the grant or exercise of the incentive stock option (except for alternative minimum tax purposes, as described below). If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option by the participant, (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (b) we will not be entitled to a deduction with respect to the shares of stock so issued. If the two-year holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the lesser of (1) the excess of the fair market value of the shares at the time of exercise over the exercise price, and (2) the gain on the sale. Also in that case, we will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the actual holding period for the stock. A sale for less than the exercise price results in a capital loss. The excess of the fair market value of the shares on the date of exercise over the exercise price is includable in the participant’s income for alternative minimum tax purposes whether or not the statutory two-year holding period requirements are met.
Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the 2023 Equity Incentive Plan generally will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. We generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.
Stock Appreciation Rights. A participant who is granted stock appreciation rights generally will not recognize any taxable income on the receipt of the award. Upon the exercise of a stock appreciation right, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of our stock from the date of grant of the award to the date of exercise multiplied by the number of shares subject to the award), and (b) we will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.
Restricted Stock. A participant generally will not recognize any taxable income on the grant date of an award of restricted shares but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Code Section 83(b) to include in income the fair market value of the restricted shares as of the date of such transfer. We generally will be entitled to a corresponding deduction. Any disposition of shares after the restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by us unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the participant as dividends and will not be deductible by us.
Restricted Stock Units. A participant generally will not recognize any taxable income on the grant date of an award of restricted stock units, but will be taxed at ordinary income rates on the fair market value of the restricted stock units as of the vesting or settlement date.
Code Section 162(m). Because we are a public company, special rules limit the deductibility of compensation paid to any “covered employee”. A covered employee is generally defined as the principal executive officer or principal financial officer at any time during the year, or any individual acting in such a capacity, and the three other most highly compensated executive officers. An employee that was considered a covered employee after 2016 will always be considered a covered employee even if the employee is no longer the principal executive officer, principal financial officer, or one of the three other most highly compensated executive officers during the applicable year. Under Code Section 162(m), the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1 million.
New Plan Benefits
Because awards under the 2023 Equity Incentive Plan are discretionary, awards are generally not determinable at this time.
Effective Date
The First Amendment of the 2023 Equity Incentive Plan will be effective as of the date approved by our stockholders. The 2023 Equity Incentive Plan is scheduled to expire on May 25, 2033, unless terminated earlier by the Board.

NeoGenomics, Inc.	28	2025 Proxy Statement

Table of Contents	Proposal 4
Vote Required for Approval
The First Amendment of the 2023 Equity Incentive Plan will be approved if a majority of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of the proposal. The proposal to approve the First Amendment of the 2023 Equity Incentive Plan is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of this Proposal 4. Abstentions will have no effect on the outcome of voting on this Proposal 4. If the stockholders do not approve the First Amendment of the 2023 Equity Incentive Plan, it will not be implemented, but we reserve the right to adopt such other compensation plans and programs as we deem appropriate and in the best interests of NeoGenomics and its stockholders.
Board Recommendation

The Board unanimously recommends a vote “FOR” Proposal 4.

NeoGenomics, Inc.	29	2025 Proxy Statement

PROPOSAL 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On February 12, 2025, the Audit and Finance Committee of the Board appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Although ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification because we value the views of our stockholders. In the event that stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit and Finance Committee will review its future selection of its independent registered public accounting firm. Even if the appointment is ratified, the ratification is not binding and the Audit and Finance Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.
Representatives from Deloitte & Touche LLP are expected to be present at the 2025 Annual Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees
Summarized below is the aggregate amount of various professional fees billed by Deloitte & Touche LLP, for the years ended December 31, 2024 and 2023.

	2024 ($)	2023 ($)

Audit fees	1,856,521	1,772,689
Audit related fees	135,720	276,737
Tax fees	49,570	58,261
All other fees	4,140	4,140
Total	2,045,951	2,111,827
Audit Fees. Amounts include fees to audit and review the Company’s annual and quarterly reports filed with the SEC, as well as regulatory filings. Audit fees consisted of fees for services rendered in connection with the annual audit of our consolidated financial statements, quarterly reviews of financial statements included in our quarterly reports on Form 10-Q, and the audit of internal control over financial reporting. Audit fees also consisted of services provided in connection with consultation on accounting matters and SEC registration statement services.
Audit Related Fees. Amounts include fees related to stand-alone audits of international subsidiaries. For the year ended December 31, 2023, fees also include internal control advisory services.
Tax Fees. Amounts include fees billed for professional services rendered for tax compliance, tax advice and tax planning. In 2024 and 2023, these services consisted of assistance regarding federal, state and international tax compliance and consulting. Amounts were for services related to tax compliance, including assistance with tax technical analyses and related tax compliance calculations to support the preparation of the Company’s tax returns and related tax documentation
Tax Fees consist of fees for professional services, including tax consulting and compliance performed by Deloitte & Touche LLP
All other fees. Amounts billed for the years ended December 31, 2024 and 2023 relate to accounting research database subscription services.
The Audit and Finance Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. During 2024, the Audit and Finance Committee pre-approved all audit and permitted non-audit services provided by Deloitte & Touche LLP.

NeoGenomics, Inc.	30	2025 Proxy Statement

Table of Contents	Proposal 5
Audit and Finance Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.
The Audit and Finance Committee operates under a written charter, which has been adopted by the Board. The Audit and Finance Committee charter governs the operations of the Audit and Finance Committee and sets forth its responsibilities, which include providing assistance to the Board with the oversight of (1) the quality and integrity of our financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s enterprise risks, including but not limited to risks relating to the Company’s information technology use and protection, data governance, privacy, and cybersecurity, and the Company’s strategy to mitigate such risks, (4) the independent auditor’s qualifications and independence, (5) the performance of our internal audit function and independent auditors, and (6) working in coordination with the Compliance Committee of the Board, the implementation and effectiveness of the Company’s ethics and compliance program. It is not the duty of the Audit and Finance Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These responsibilities rest with management and the Company’s independent registered public accounting firm. In fulfilling its responsibilities, the Audit and Finance Committee has reviewed and discussed the audited consolidated financial statements of the Company for the year ending December 31, 2024, with management and Deloitte & Touche LLP.
The Audit and Finance Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Committee has received during the past fiscal year the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from the Company and its management.
In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board that the audited, consolidated financial statements for the fiscal year ended December 31, 2024, be included in its Annual Report on Form 10-K for the year ending December 31, 2024, for filing with the SEC.

MEMBERS OF THE AUDIT AND FINANCE COMMITTEE
Michael A. Kelly (Chair)
Elizabeth A. Floegel
David B. Perez
Felicia Williams
Vote Required for Approval
The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025, will be approved if a majority of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of this Proposal 5. Abstentions will have no effect on the outcome of voting on Proposal 5.
Board Recommendation

The Board unanimously recommends a vote “FOR” Proposal 5.

NeoGenomics, Inc.	31	2025 Proxy Statement

EXECUTIVE OFFICERS

Executive Officer	Age	Current Position

Anthony P. Zook(1)	64	Director and Chief Executive Officer
Jeffrey S. Sherman(2)	59	Chief Financial Officer
Warren C. Stone(3)	52	President & Chief Operating Officer
Alicia C. Olivo(4)	41	Executive Vice President, General Counsel & Business Development
Greg D. Aunan	55	Chief Accounting Officer
(1)Effective April 1, 2025, Mr. Zook was appointed Chief Executive Officer.
(2)Mr. Sherman received a retention offer from the Culture and Compensation Committee under which, if he retires on or after April 1, 2026, the Company will offer him an advisory role for a period of 24 months following his retirement. If Mr. Sherman accepts this advisory role and serves for the full 24-month period, the Company will extend the exercise period for his non-qualified stock options by an additional 12 months beyond the conclusion of his advisory term.
(3)Effective April 15, 2024, Mr. Stone was appointed Chief Commercial Officer and effective April 1, 2025, Mr. Stone was appointed President & Chief Operating Officer.
(4)Effective January 1, 2024, Ms. Olivo was appointed EVP, General Counsel & Business Development.
Non-Director Executive Officers
Background information, as of the date of this proxy statement, for executive officers who are not nominees for election as directors is set forth below:
Jeffrey S. Sherman
Chief Financial Officer
Mr. Sherman joined NeoGenomics in December 2022 as the Company’s Chief Financial Officer. Prior to joining the Company, from January 2022 to March 2022, Mr. Sherman served as the Chief Financial Officer of Privia Health Group, Inc., a national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care. Prior to joining Privia, Mr. Sherman served as the Executive Vice President, Chief Financial Officer and Treasurer at HMS, a technology, analytics, and engagement solutions provider helping organizations reduce costs and improve health outcomes, from 2014 to 2021. Mr. Sherman was part of the team that helped drive significant improvement in operating performance at HMS during his tenure and led the process that resulted in a sale to Veritas-backed, Gainwell Technologies for $3.4 billion in April 2021. Prior to that, Mr. Sherman served as Executive Vice President and Chief Financial Officer of AccentCare, a healthcare delivery organization, from 2013 to 2014. Mr. Sherman previously served as Executive Vice President and Chief Financial Officer of Lifepoint Hospitals, Inc. from 2009 to 2013. His experience also includes senior finance positions with Tenet Healthcare Corporation including Treasurer, and Divisional and Hospital CFO roles. Mr. Sherman holds a bachelor’s degree in Finance/Accounting from the University of Colorado, Boulder and an MBA from the University of Southern California.
Warren C. Stone
President & Chief Operating Officer
Mr. Stone joined NeoGenomics in November 2022 as the Company’s President, Clinical Services, was appointed as Chief Commercial Officer in April 2024 and was appointed President & Chief Operating Officer in April 2025. Prior to joining the Company, from 2020 to 2022, Mr. Stone was President, Commercial Americas for Ortho Clinical Diagnostics, a leading global provider of in-vitro diagnostics solutions to the clinical laboratory and transfusion medicine communities. Prior to Ortho Clinical, from 1992 to 2020, Mr. Stone served in various roles, at MilliporeSigma (formerly EMDMillipore), the Life Science business of Merck KGaA Darmstadt, Germany, and a leading provider of laboratory materials, technologies and services to scientists and engineers in the U.S., Canada and Latin America. His roles included Senior Vice President, Research Commercial Americas (Life Science Division) from 2016 to 2020, and Vice President of Sales North America (Life Science division) from 2014 to 2015. Prior to that role, Mr. Stone served as General Manager and Vice President of Lab Essentials based in Germany, where he led the global transformation to Advanced Analytics from 2012 to 2014. Mr. Stone holds an MBA from Suffolk University.

NeoGenomics, Inc.	32	2025 Proxy Statement

Table of Contents	Executive Officers
Alicia C. Olivo
Executive Vice President, General Counsel & Business Development
Ms. Olivo joined NeoGenomics in September 2019 as the Company’s Assistant General Counsel. In mid-April 2022, she began serving as the Company’s Interim General Counsel, a role she held until her appointment to General Counsel and Corporate Secretary in August 2022. In January 2024, her role was expanded, and she was appointed EVP, General Counsel & Business Development. Ms. Olivo has more than 16 years of corporate and legal experience. Prior to joining NeoGenomics, Ms. Olivo served as a Director in the tax practice at PricewaterhouseCoopers, LLP from 2017 to 2019. Previously, Ms. Olivo held various roles of increasing scope and responsibility at General Electric from 2008 to 2017. Ms. Olivo holds a BS from the University of Florida and a JD from Marquette University School of Law.
Greg D. Aunan
Chief Accounting Officer
Mr. Aunan joined NeoGenomics in April 2023 as the Company’s Senior Vice President, Accounting and Treasury. In May 2023, Mr. Aunan’s title changed to Chief Accounting Officer. Prior to joining the Company, Mr. Aunan served as Senior Vice President and Chief Accounting Officer of HMS Holdings Corp. from June 2015 to July 2021. Prior to his time with HMS, Mr. Aunan served as Chief Financial Officer of the international law firm Locke Lord LLP from March 2013 to December 2014. Prior to that time, Mr. Aunan was at KPMG LLP from 1996, where he served as an audit partner from 2008 to February 2013. Mr. Aunan has over 20 years of progressive accounting and auditing experience with focus in consumer markets and retail sectors. He is a licensed Certified Public Accountant and holds an M.B.A. from Drake University and a B.B.A. from the University of Iowa.

NeoGenomics, Inc.	33	2025 Proxy Statement

COMPENSATION OF INDEPENDENT DIRECTORS
Each of our independent directors is entitled to receive compensation for the director's service on the Board. Our Culture and Compensation Committee reviews our independent director compensation program on an annual basis with its independent advisor, including a review of the director compensation programs of our executive compensation peers. Any recommended changes to the program are then presented to the independent members of our Board for their consideration and approval. We aim to provide a competitive compensation program to attract and retain high quality directors. For 2024 planning, we again engaged our independent advisor, WTW, to review market data and competitive information on the compensation for our directors. For service as a director during 2024, each independent director received annual compensation of $50,000. The independent director appointed as Chair of the Board received additional annual compensation of $62,500. In addition, independent directors who serve on committees received the following compensation:
•Directors serving as Audit and Finance Committee members received annual compensation of $10,000. The Director serving as chair of the Audit and Finance Committee received annual compensation of $20,000.
•Directors serving as Culture and Compensation Committee members received annual compensation of $7,500. The Director serving as chair of the Culture and Compensation Committee received annual compensation of $15,000.
•Directors serving as Compliance Committee members received annual compensation of $5,000. The Director serving as chair of the Compliance Committee received annual compensation of $10,000.
•Directors serving as Nominating and Corporate Governance Committee members received annual compensation of $5,000. The Director serving as chair of the Nominating and Corporate Governance Committee received annual compensation of $10,000.
•Directors serving as Innovation, Pipeline and Technology Committee members received annual compensation of $5,000. The Director serving as chair of the Innovation, Pipeline and Technology Committee received annual compensation of $10,000.
Amounts described above are paid in cash on a quarterly basis and are pro-rated based on the date of appointment to the Board and/or the duration of time served in each role. All directors are also entitled to reimbursement of their reasonable out-of-pocket expenses for attendance at Board and Committee meetings.
For service as a director during 2024, independent directors received total annual equity compensation having a grant date fair value of $240,000. On June 1, 2024, each independent director was granted 12,254 shares of restricted stock and 8,672 stock option awards. These restricted stock awards and stock option awards will vest on June 1, 2025.
The Committee believes the total compensation package for directors the Company offered in 2024 was reasonable and appropriately aligned the interests of directors with the interests of our stockholders by ensuring directors have an equity stake in our Company.
Independent Director Compensation Tables
The following table provides the compensation of each of our independent directors for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Total ($)

Lynn A. Tetrault(4)(5)	130,100	168,000	72,000	370,100
Bruce K. Crowther(2)	26,703	—	—	26,703
Dr. Alison L. Hannah	69,382	168,000	72,000	309,382
Stephen M. Kanovsky(3)(4)	72,050	168,000	72,000	312,050
Michael A. Kelly(5)	78,925	168,000	72,000	318,925
David B. Perez(3)(5)	70,882	168,000	72,000	310,882
Dr. Neil Gunn(3)(4)	74,864	168,000	72,000	314,864
Anthony P. Zook(5)	80,357	168,000	72,000	320,357
Elizabeth A. Floegel	65,000	168,000	72,000	305,000
Felicia Williams(6)	10,833	97,300	41,700	149,833

NeoGenomics, Inc.	34	2025 Proxy Statement

Table of Contents	Compensation of Independent Directors
(1)Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to restricted stock awards and stock option awards granted to the independent directors. The amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each restricted stock award was granted with a fair market value based on the closing price of our common stock on the day prior to the grant date. Each stock option was granted with an exercise price equal to the closing price of our common stock on the day prior to the grant date. See Item 8. Note 2. Summary of Significant Accounting Policies, to our Consolidated Financial Statements of our Annual Report on Form 10-K as filed with the SEC on February 18, 2025, for a description of the valuation methodology of stock and option awards.
(2)Mr. Crowther retired from the Board effective May 23, 2024.
(3)Members of the ad hoc Special Litigation Committee established to investigate and evaluate certain derivative claims receive an hourly cash fee for their service. During 2024, Mr. Kanovsky received an additional fee of $900, Mr. Perez received an additional fee of $900 and Dr. Gunn received an additional fee of $900 for their service on the ad hoc Special Litigation Committee.
(4)Members of the ad hoc Succession Committee established to identify a pool of qualified candidates to fill a potential vacancy in the office of Chief Executive Officer and to advise the Board receive an hourly cash fee for their service. During 2024, Mr. Kanovsky received an additional fee of $6,150, Ms. Tetrault received an additional fee of $4,800 and Dr. Gunn received an additional fee of $2,700 for their service on the ad hoc Succession Committee.
(5)Members of the ad hoc Transaction Committee established to advise the Board and make recommendations as to potential mergers and acquisitions and partnerships involving the Company and its subsidiaries receive an hourly cash fee for their service. During 2024, Mr. Kelly received an additional fee of $1,425, Mr. Zook received an additional fee of $975, Mr. Perez received an additional fee of $600 and Ms. Tetrault received an additional fee of $300 for their service on the ad hoc Transaction Committee.
(6)Ms. Williams was appointed to the Board effective November 1, 2024.

The aggregate number of unvested shares of restricted stock and stock option awards granted and outstanding for the year ended December 31, 2024, were as follows:

Name	Shares of Restricted Stock	Number of Shares Underlying Options

Lynn A. Tetrault	12,254	8,672
Bruce K. Crowther(1)	—	—
Dr. Alison L. Hannah	12,254	8,672
Stephen M. Kanovsky	12,254	8,672
Michael A. Kelly	12,254	8,672
David B. Perez	12,254	8,672
Dr. Neil Gunn	12,254	8,672
Anthony P. Zook	12,254	8,672
Elizabeth A. Floegel	12,254	8,672
Felicia Williams(2)	7,160	5,430
(1)Mr. Crowther retired from the Board effective May 23, 2024.
(2)Ms. Williams was appointed to the Board effective November 1, 2024.

NeoGenomics, Inc.	35	2025 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
2024 Named Executive Officers
The following individuals were Named Executive Officers in 2024:

Named Executive Officer	Title	Dates of Service as Named Executive Officer

Christopher M. Smith(1)	Director and Chief Executive Officer	August 2022 - April 2025
Jeffrey S. Sherman(2)	Chief Financial Officer	December 2022 - Present
Warren C. Stone	Chief Commercial Officer	November 2022 - Present
Melody Harris(3)	Chief Operations Officer & President, Oncology Data Solutions	December 2022 - April 2025
Alicia C. Olivo	Executive Vice President, General Counsel & Business Development	January 2024 - Present
Vishal Sikri(4)	President, Advanced Diagnostics	May 2022 - June 2024
(1) Mr. Smith retired as Chief Executive Officer effective April 1, 2025.
(2) Mr. Sherman received a retention offer from the Culture and Compensation Committee under which, if he retires on or after April 1, 2026, the Company will offer him an advisory role for a period of 24 months following his retirement. If Mr. Sherman accepts this advisory role and serves for the full 24-month period, the Company will extend the exercise period for his non-qualified stock options by an additional 12 months beyond the conclusion of his advisory term.
(3) Effective April 1, 2025, Ms. Harris' position was eliminated, and as such, Ms. Harris no longer held such role or served as an executive officer of the Company.
(4) Mr. Sikri's employment with the Company terminated on June 3, 2024. Mr. Sikri's position was eliminated due to a change in business need.
Overview and Philosophy
The Culture and Compensation Committee strives to create a compensation structure that supports a pay-for-performance culture and strongly believes that executive compensation should be tied to the performance of the Company and stockholder returns.
In establishing compensation, the Committee leverages guiding principles to drive decisions that are aligned with this pay-for-performance culture. These guiding principles include:
•High Performance: We believe compensation should be tied to our success in delivering on our mission and the value we create for our clients, patients, and stockholders.
•Market Driven: We compete to attract and retain the best employees in the healthcare market. To ensure that we are successful in securing the employees that possess the knowledge and skill set that we need to be the market leader, we consider market conditions and the competitive environment.
•Align Interests: We believe that our long-term success is dependent on our employees feeling a sense of Company ownership and alignment with our stockholders' interests, and we will strive to develop an inextricable link between our employees and stockholders.
•Communication: We will clearly and transparently share our compensation philosophy and program with all employees.
Consistent with these guiding principles, our compensation philosophy is focused on providing our executive officers with compensation and benefits that are competitive and that meet our goals of attracting, retaining, and motivating highly skilled management. The levels of compensation we provide should be competitive, reasonable, and appropriate for our business needs and circumstances.
Our executive compensation program focuses on both short and long-term results and is composed of three key elements:
(1)base salaries, which reflect various factors including market-competitive pay levels, scope of the position, experience, individual performance, and strategic criticality;
(2)annual cash incentive opportunities, which reflect Company and individual performance; and
(3)longer-term stock-based incentive opportunities for executives under our equity incentive plan, generally in the form of stock option awards, premium-priced stock option awards and restricted stock grants, which link the interests of executives with our other stockholders. Performance stock units were issued in 2024 but will be discontinued in 2025. Equity incentive grants are generally subject to three-year vesting provisions.

NeoGenomics, Inc.	36	2025 Proxy Statement

Table of Contents	Executive Compensation
Each element of our compensation program is designed to simultaneously fulfill one or more of our core objectives.
Governance and Administration
Our compensation program is administered by a disciplined process overseen by the Culture and Compensation Committee. The Committee engages an independent compensation consultant, who reports directly to the Committee and not to management, to provide objective analysis and recommendations. Additionally, the Committee adheres to well-established policies regarding the determination of short-term incentive targets, long-term equity targets, the timing of equity grants, the pricing of stock options, and the periodic review of peer group practices.
2024 Performance Highlights
Fiscal 2024 was characterized as a year of very strong business performance while continuing to navigate a critical period of transformation for NeoGenomics. The Company added new leaders to its executive leadership team, as well as many new talented individuals organization-wide to create an agile and broad leadership team. Building a talented pipeline of contributors and leaders through both internal and external succession planning is a key part of our long-term growth strategy. The Company embraced and emphasized its commitment to culture and its mission of saving lives by improving patient care and to its vision of becoming the world’s leading cancer testing, information, and decision support company by providing uncompromising quality, exceptional service, and innovative solutions.
During 2024, the Company made significant progress throughout the business to support sustainable, long-term growth, including:
•Increased total annual revenue by 11.6%, adjusted gross margin increased to 47.1%, and improved adjusted EBITDA by over 1,000% vs prior year to $40M;
•Dramatic sustainable improvements in operational effectiveness drove substantial increases in both adjusted gross profit (~17.8%) and adjusted gross margin (to ~47.1%);
•Executed a reorganization of the business in the first half to help streamline our commercial business and enable us to prioritize our investments around commercial and innovation, in support of our strategic priorities;
•Re-invested in our operating model and our people. We also made significant investments across our R&D and innovation teams, and continue to strengthen our lab operations to drive market-leading customer experience;
•Established a dedicated focus on Business Development and Mergers & Acquisitions to enable our strategy around exploring both internal and external innovation and growth opportunities;
•Updated our strategic objectives focus chart centered around driving sustainable collaborative execution and outcomes. The core strategy here is to drive outcomes around profitable growth across our core business, accelerating innovation and product launches, enhancing our people & culture, and driving value creation for both our stockholders and customers; and
•Enhanced our vision and approach around “NEOSpirit” to better drive engagement and organizational outcomes through enhanced communication, inspirational leadership and our collaborative culture.
These strategic operational initiatives helped to drive improvements throughout the business, including revenue, gross margin, and adjusted EBITDA growth in each of the four quarters of 2024 as compared to 2023. During 2024, consolidated revenues increased $68.9 million, or 11.6%, year-over-year, primarily driven by an increase in test volume, a more favorable test mix, an increase in average unit price due to strategic reimbursement initiatives, partially offset by restructuring activities and lower RaDaR® revenue.
Executive compensation decisions made by the Culture and Compensation Committee in 2024 reflected the events noted above as well as the macro environment. The annual incentive plan outcome for fiscal 2024 was determined in the first quarter of 2025 based on Company performance and the performance of our executive officers. Separate from the company-wide financial and individual performance outcomes, the Culture and Compensation Committee approved a corporate performance score of 108% of target (“the Corporate Performance Score”) based on performance relative to our strategic critical success factors. Annual focus areas are established each year to align with our strategic critical success factors. In 2024, our focus areas included: profitably grow our core business; accelerate innovation; enhance our people and culture; and drive value creation. Measurement against the achievement of these focus areas provides for continuous alignment with our common purpose and vision. Payments varied by Named Executive Officer, reflecting the individual’s performance objectives and achievements for the year relative to each Named Executive Officer’s goals. The Culture and Compensation Committee believes that the compensation of our Named Executive Officers for 2024 aligned with both our performance in 2024 and the objectives of our executive compensation policies.
Our executive compensation framework purposefully emphasizes at-risk pay. Annual bonuses are earned based on annual performance objectives and achievements during the year, performance stock unit awards are earned based on multi-year performance objectives and achievements over the vesting period, and the value of restricted stock awards, stock options, and performance stock unit awards may change based on the Company's stock price performance through the awards' vesting period or exercise period. For 2024, approximately 84% of our Named Executive Officers' compensation was at risk.

NeoGenomics, Inc.	37	2025 Proxy Statement

Executive Compensation	Table of Contents
During 2024, the Culture and Compensation Committee took the following actions:
•Strengthened the Company's Focus on Human Capital – We have strengthened our human capital initiatives including leadership development across the business, executive succession planning, and our pay-for-performance philosophy. In addition, the Committee was focused on understanding the key aspects of our culture and aligned with our engagement efforts resulting from insights gained via our teammate engagement survey.
•Enhanced Stockholder Engagement Efforts – In 2024, we further strengthened our proactive stockholder engagement efforts that began in 2023 and have continued those efforts thus far in 2025. Our Chair of the Culture and Compensation Committee engaged with interested stockholders on topics that included our executive compensation program and ESG. The Culture and Compensation Committee partnered with management in the assessment and determination of executive talent and succession opportunities and identified opportunities for individual development and growth as well as needed areas for talent pipeline expansion. We have summarized feedback from several stockholders in the “View from our Stockholders” section of this Proxy Statement.
•Improved Plan Designs – Beginning in 2023, we introduced enhancements to our executive compensation program to further align pay with performance and stockholder interests. These changes included a more robust short-term incentive plan that places greater emphasis on business performance. Additionally in 2023, a performance stock unit component was introduced to our Named Executive Officer equity awards, with value tied to share price growth. In 2024, the performance stock units in our Named Executive Officer awards also included a component with value tied to revenue growth. The peer group was also updated to ensure benchmarks continue to represent market norms.
Following rigorous analysis, the Culture and Compensation Committee determined that these decisions appropriately reflect the significant business achievements of 2024 and believe they will provide meaningful retention and alignment to our investment and growth priorities over the next five years. Additional information, as well as details on the compensation practices and policies more generally, is detailed in the balance of the Compensation Discussion & Analysis.

NeoGenomics, Inc.	38	2025 Proxy Statement

Table of Contents	Executive Compensation
Compensation Design
Compensation Strategy
We believe that having the right management team leading NeoGenomics and our employees globally is critical in our ability to achieve our financial and strategic objectives. Our compensation philosophy offers our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining, and motivating highly skilled management, which is necessary to create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable, and appropriate for our business needs and circumstances, especially when considering our business lifecycle.
Alignment with NeoGenomics’ Strategy
NeoGenomics is a high-complexity clinical laboratory that specializes in cancer genetics, diagnostic testing, and pharma services. Our testing services include cytogenetics, FISH, flow cytometry, IHC, molecular testing, and morphologic analysis. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, integrated service delivery networks, and managed care organizations throughout the United States and pharmaceutical companies globally.
Underpinned by our values of Quality, Integrity, Accountability, Teamwork, and Innovation, we believe that focusing on saving lives by improving patient care will drive profitable growth for our stockholders to the benefit of all our stakeholders.
Our vision is to become the world’s leading cancer testing, information, and decision support company by providing uncompromising quality, exceptional service, and innovative solutions. This vision is reflected in how we have designed our compensation programs with specific emphasis on performance metrics that are aligned with our short and long-term strategic objectives.

Short-term Incentive Metric	How we Use it	Why it Matters
Revenue	Financial metric
Our vision is to be the world’s leading cancer testing, information, and decision support company by providing uncompromising quality, exceptional service, and innovative solutions. Increases in revenue through the execution of strategic opportunities aligns management performance with the achievement of that vision and stockholder value realization.

Adjusted EBITDA	Financial metric	We continue to seek profitable growth to achieve outstanding performance for our stockholders. Adjusted EBITDA focuses our management team on balancing the profitability of our ongoing operations with the implementation of strategic initiatives to provide for future growth.
Strategic Critical Success Factors	Company metric
We believe that a culture of motivated and engaged employees will deliver superior service to our clients, leading to customer satisfaction and retention, which will continue to increase stockholder value. Annual focus areas are established each year to align with our strategic critical success factors. In 2024, our focus areas included: profitably grow our core business; accelerate Advanced Diagnostics; enhance our people and culture; and drive value creation. Measurement against the achievement of these focus areas provides for continuous alignment with our common purpose and vision.

Individual Performance	Individual metric
Each executive that participates in the Management Incentive Plan (“MIP”) plays a unique role in the Company’s strategic objectives. Including individual performance goals for each executive that are in line with the executive’s major responsibilities ensures that incentive payments relate to both Company performance as well as individual performance.

NeoGenomics, Inc.	39	2025 Proxy Statement

Executive Compensation	Table of Contents
Compensation Elements
Our compensation program aims to attract, motivate and retain our executive leaders over the long-term. In accordance with our compensation philosophy, we provide competitive fixed cash compensation, an annual incentive program that aligns pay with in-year progress against our longer-term goals, and long-term incentive awards in the form of restricted stock awards, performance stock units and performance-based premium-priced stock options that provide clear and transparent alignment to sustainable stockholder value creation. The aggregate value of base salary, annual incentive and long-term incentives is generally positioned within a market competitive range, based on our benchmark analysis with WTW.
The following table summarizes the purpose and key features of each element of compensation.

Element	Purpose	Key Features
Base Salary	Provide competitive baseline compensation for role
•Fixed cash compensation
•Amounts informed by levels in the market, taking account of the role, scope of the position, experience, performance and strategic criticality
•As a starting point, we review market median benchmark ranges, and position against that range based on a variety of factors, including performance, criticality, unique skills, experience, and other relevant factors

Annual Incentive	Reward for the achievement of both NeoGenomics and individual performance during the year
•Variable cash compensation
•Target opportunity informed by levels in the market
•Actual value based on financial performance, company-defined critical strategic success factors and the executive’s performance against individual objectives

Long-Term Incentives	Align with the long-term interests of NeoGenomics, our stockholders and our employees, while rewarding long-term sustainable value creation and driving retention
•Grants of stock option awards, restricted stock awards and performance stock units generally made annually
•Variable equity-based compensation
•Target opportunity informed by levels in the market
•Options require stock price appreciation to yield value
•Restricted stock and options have three-year ratable vesting, options have a ten-year term and performance share/stock units have 3-year growth vesting targets

For the year ended 2024, the majority of compensation awarded to, earned by and paid to the individuals that served as our Chief Executive Officer and other Named Executive Officers was variable, performance-based, and/or granted for retentive purposes. Please refer to the Summary Compensation Table and the related footnotes for further details regarding the breakout of the Chief Executive Officer’s and other Named Executive Officers’ compensation for the year ended December 31, 2024.

NeoGenomics, Inc.	40	2025 Proxy Statement

Table of Contents	Executive Compensation

Compensation Best Practices
What We Do:		What We Do Not Do:
✓	Pay for performance	✗	No tax gross-ups on any change-in-control benefits
✓	Deliver majority of executive compensation in the form of variable or performance-based pay	✗	No hedging or pledging of NeoGenomics stock
✓	Align annual performance objectives with our strategy	✗	No excessive perquisites, benefits, or pension payments
✓	Conduct annual assessment of Chief Executive Officer pay versus performance with external benchmarking	✗	No reloading or repricing of stock option awards
✓	Take into consideration the compensation levels of a relevant peer group of companies when setting compensation	✗	No option grants with an exercise price below fair market value
✓	Cap payout opportunities under our incentive plans
✓	Impose share ownership and retention requirements
✓	Impose clawback policy
✓	Limit change-in-control benefits to double trigger
✓	Solicit an annual say on pay vote
✓	Engage an independent compensation consultant
Culture and Compensation Governance
Culture and Compensation Oversight; Role of Executive Officers
The Culture and Compensation Committee, chaired by Mr. David Perez1 and comprised of independent Directors, is responsible for discharging the Board’s responsibilities relating to compensation of our executive officers, including the Chief Executive Officer. The Culture and Compensation Committee has overall responsibility for approving and evaluating all our compensation plans, policies and programs as they affect our executive officers. This includes reviewing and approving the compensation of the Named Executive Officers, approving performance goals, and reviewing the achievement of performance goals at year end.
In exercising its duties, the Culture and Compensation Committee receives information and support from management and guidance from an independent consultant, WTW.
The Culture and Compensation Committee is wholly responsible for any changes in compensation for the Chief Executive Officer, and the Chief Executive Officer is not included in any discussions regarding changes to the Chief Executive Officer's own compensation. For other Named Executive Officers recommendations are made by the Chief Executive Officer regarding annual base salary, equity awards, and target bonus increases and are subsequently reviewed by the Culture and Compensation Committee with the assistance of our outside consultant, WTW, and approved by the Culture and Compensation Committee.
1 Mr. Tony Zook served as Chair of the Culture and Compensation Committee in 2024 and through January 27, 2025. Mr. David Perez became Chair effective January 27, 2025.

NeoGenomics, Inc.	41	2025 Proxy Statement

Executive Compensation	Table of Contents
The Annual Process
The Culture and Compensation Committee typically meets at least four times a year to consider the following items:

Quarter	Typical Meeting Topics
Q1
•Setting compensation for Company executive officers, including the review and approval of executive benchmarking and pay recommendations, salary adjustments, annual bonus payouts, and long-term incentive award values;
•Approve annual company and individual performance goals for the year ahead;
•Assess compliance versus stock ownership guidelines;
•Review historical equity awards and resulting burn rates; and
•Engage in various stockholder outreach and engagement activities.

Q2
•Review and finalize compensation discussion and analysis section of the proxy statement;
•Monitor the Company’s incentive and equity-based compensation plan, including the review and approval of annual equity grants; and
•Review and finalize Board of Director compensation with guidance from WTW, our independent outside compensation consultant.

Q3
•Review and discuss proxy advisor reports and any other investor feedback;
•Receive update on legislative, regulatory and governance environments;
•Review current compensation philosophy and benchmark against our peers' various elements of compensation with WTW, including organizational culture programs and practices pertaining to diversity, opportunity and inclusion; and
•Review Culture and Compensation Committee charter.

Q4
•Conduct annual peer group review;
•Undertake Culture and Compensation Committee self-evaluation;
•Discuss potential compensation design enhancements and review planning timeline; and
•Succession planning.

Additional meetings are scheduled on an as needed basis.
Use of an Independent Advisor
As outlined in its charter, the Culture and Compensation Committee has the authority to select, retain, and/or replace, as needed, compensation and benefits consultants to provide independent advice to the Culture and Compensation Committee.
Since 2016 the Culture and Compensation Committee has retained WTW as an independent outside compensation consultant. During 2024, WTW advised the Culture and Compensation Committee on peer group development, market practices, industry trends, investor views, pay versus performance, and benchmark compensation data. In addition, they reviewed and provided the Culture and Compensation Committee with an independent perspective of the Company’s compensation related to its executive officers. These duties were consistent with those performed in prior years.
The Culture and Compensation Committee considered the six independence assessment factors specified under the SEC Rule 10C-1(b)(4) to monitor the independence of their compensation advisors. As was the case in prior years, the Culture and Compensation Committee determined that WTW’s services during 2024 did not raise a conflict of interest.

NeoGenomics, Inc.	42	2025 Proxy Statement

Table of Contents	Executive Compensation
Managing Compensation-Related Risks
NeoGenomics operates in a highly regulated, competitive, and fast-moving field, meaning that enterprise risk management is core to our success. It is the common purpose of all NeoGenomics employees to save lives by improving patient care and this shared common purpose underscores our commitment to performance excellence in a risk-appropriate manner.
The Culture and Compensation Committee’s role relative to risk mitigation is to review the risks associated with management’s compensation policies and practices to determine whether any risks associated with such policies and practices encourage unnecessary or excessive risk-taking or are reasonably likely to have a material adverse effect on the Company.
The Culture and Compensation Committee also oversees an annual review of the Company’s enterprise risk assessment of its compensation policies and practices for its employees. The risk-mitigating features that NeoGenomics has adopted within our executive compensation programs are summarized below.
Clawback
In the event of a restatement of the NeoGenomics’ financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, an employee shall be required to reimburse the Company for any amounts earned or payable with respect to certain awards, including awards granted under the Company’s equity plan to the extent required by law and any applicable Company policies.
The Company has adopted a clawback policy in compliance with applicable rules and regulations of the Securities and Exchange Commission and Nasdaq listing requirements (the "Clawback Policy"). The Clawback Policy provides that, in the event of an "Accounting Restatement" (as defined in the Clawback Policy), the Company shall reasonably promptly recover any incentive-based compensation received by any "Executive Officer" (i.e., any Section 16 officer who served during the performance period applicable to the Accounting Restatement), subject to limited exceptions to the extent permitted by Nasdaq listing standards. Incentive compensation subject to recoupment under the Clawback Policy generally includes the excess of the amount of incentive-based compensation received by any Executive Officer during the three completed fiscal years immediately preceding the "Accounting Restatement Date" (as defined in the Clawback Policy) over the amount of incentive-based compensation that would have been received by the Executive Officer had such compensation been determined based on restated amounts in the Accounting Restatement.
Share Ownership Guidelines and Share Retention Requirements
NeoGenomics has adopted share ownership guidelines to further align the interests of our senior executives with those of our stockholders. The guidelines require executives in covered roles to hold NeoGenomics stock worth a value expressed as a multiple of their salary within five years of the guideline applying to them.
For the purposes of assessing compliance with share ownership guidelines, the following forms of equity interests are considered:
•shares owned directly (including vested restricted awards),
•unvested restricted stock awards; and
•"in the money" vested stock options.
The table below compares the current share ownership guidelines to the actual share ownership of our Named Executive Officers as a multiple of base salary as of December 31, 2024:

Role	Share Ownership Guideline	Share Ownership(1)

Chief Executive Officer	3.0	9.7
Other Named Executive Officers	1.0	2.8
(1)Share ownership calculated as an average of all Named Executive Officers except for (i) the Chief Executive Officer who is shown separately; and (ii) Mr. Sikri, who is excluded.
Individuals who have yet to achieve their required ownership amounts are required to retain an amount equal to 25% of the net shares received as the result of the exercise, vesting, or payment of any equity awards they have received. If an individual’s share ownership level is not attained by the end of the initial five-year period (or at any time thereafter), they will be required to retain an amount equal to 100% of the net shares received as the result of the exercise, vesting, or payment of any equity awards granted to them, until the applicable guideline level is achieved. As of December 31, 2024, all Named Executive Officers were either in compliance with the share ownership guidelines or not yet required to be in compliance due to their hire date.

NeoGenomics, Inc.	43	2025 Proxy Statement

Executive Compensation	Table of Contents
Views of our Stockholders
In 2024, 69.5% of the votes cast in our say-on-pay vote were in favor of our annual advisory vote on Named Executive Officers’ compensation. While this represents an improvement from 2023 (~52%), this outcome is less than optimal and helped inform our increased stockholder engagement efforts. Alignment of pay and performance under NeoGenomics' compensation programs is foundational to the Company's current approach to executive compensation. The outcome of the annual advisory vote provides regular feedback across our entire stockholder base and will continue to inform the Culture and Compensation Committee's thinking as it evaluates the appropriateness and effectiveness of NeoGenomics' approach to executive compensation.
Stockholder Engagement
We have ongoing and robust engagement with our stockholders that includes governance-focused engagement meetings throughout each year. We value being close to our stockholders and hearing their feedback directly, as we seek to continuously improve NeoGenomics' performance, programs, and reporting. Following our say-on-pay vote in 2022, we expanded our governance outreach in 2023 and expanded it even further in 2024 to ensure we understood stockholders' concerns to inform our actions in response. The governance engagements detailed below are in addition to the regular discussions that our leadership and Investor Relations teams have with many institutional and retail stockholders, which often include governance, sustainability, and similar matters as well.
In Q2 2024, we engaged with stockholders representing 60.5% of outstanding shares with our integrated engagement team consisting of finance, legal, people & culture, investor relations, and the Chair of the Culture & Compensation Committee, and met with stockholders with oversight of more than 40% of outstanding shares. In an additional engagement step, we again reached out in Q3 and Q4 2024 to stockholders to gain any additional or latest insights, and to share some of our anticipated updates for future filings. In total across both rounds of outreach, we met with stockholders covering nearly 50% of outstanding shares. Our key areas of focus were strategy, board oversight and governance, executive compensation, including say-on-pay response, climate and other sustainability matters, and human capital.
Stockholder Engagement on the 2024 Say-on-Pay Vote
The following table provides an overview of the main areas of discussion with stockholders throughout 2024, and the Company's response to those matters in 2024 and for 2025:

Feedback Category	Specific Stockholder Commentary	Company Response

General Proxy-related	•Share and discuss new stockholder feedback received through various outreach steps in 2024 and clarify resulting business updates based on feedback	•This section captures the common and direct feedback we heard from stockholders throughout 2024, which informed the various updates to our disclosures and compensation programs.
	•Compensation levels generally viewed as appropriately linked to Company performance	•Similar to 2023, the Company believes our variable pay program and outcomes for 2024 appropriately reflect business performance outcomes, including EBITDA and Revenue.
•Continue to ensure the Compensation Peer group remains reflective of appropriate comparators
•The Company evaluated the Peer Group in partnership with our external Compensation Consultant resulting in the removal of two comparator companies (due to acquisition) and the addition of one company that was consistent with stockholder advisory recommendations (see page 46).

Compensation	•Increase emphasis of performance-based equity vehicles (at least 50% executive grants should be tied to performance-based components)
•In 2025, we granted 50% of the executives' long-term incentives in the form of premium-priced stock options, focusing 50% of the mix on performance-based equity awards.
•After a thorough analysis, the Company believes premium-priced options are more effective than PSUs in this uncertain environment as they create increased transparency for stockholders, reflect an approach that can be sustained over time and create more clarity on potential pay outcomes for participants. The premium-priced concept automatically includes a 10% performance hurdle, to align pay with stockholder interests.

•Enhance clarity and detail regarding prior year KPIs tied to short-term incentives (request to disclose prior year targets)
•New for this cycle, the Company has enhanced the disclosure regarding the short-term incentive plan for executives and shared prior-year Revenue and AEBITDA targets that drive the most significant component of the bonus payout. Our full-year outcomes exceeded the original plan established for the 2024 performance year. (see page 49).

	•Limit discretionary cash awards to the CEO	•Going forward, the Company will limit any discretionary awards outside of the normal STI model made to the CEO.

NeoGenomics, Inc.	44	2025 Proxy Statement

Table of Contents	Executive Compensation

Feedback Category	Specific Stockholder Commentary	Company Response

•Favorable feedback on our inaugural ESG Report (March 2024)
•The Company will continue our sustainability efforts and grow our reporting/disclosures going forward. Our full assessment of Scope 1 and 2 GHG emissions data enables us to set informed reduction targets. The Company has also implemented a Supplier Sustainability program for our top 25 suppliers, accounting for ~80% of our total vendor spend.

Environmental, Social, Governance	•Disclose GHG emissions scope specifically and company EE01-data	•The Company's 2025 ESG Report will include Scope 1 and 2 GHG emissions data across all Company sites. The 2026 report will include initial Scope 3 data across all sites.
	•Continued favorable reaction to our Board refresh approach and the Board skills matrix, as well as the inaugural ESG report	•The Company will continue to augment and update the matrix based on new Board members or emerging valuable skillsets. The Board skills matrix now includes sustainability as a competency.
•Internal cultural implications
•Our annual engagement survey showed continued progress in 2024 with regard to overall engagement, happiness, attrition, and growth and development. The Company continues to increase internal engagement efforts, employee resource group involvement, volunteering, and community outreach initiatives to further strengthen the culture.

In addition to the above stockholder feedback and company actions taken in 2024, there has been significant stockholder engagement throughout Q1 2025, largely centered around our recently announced CEO transition and general business updates. Based on these discussions, stockholder feedback and company responses included the following:
•request to proactively share information around key executive leadership transition planning: the Board has developed a comprehensive succession plan and, where possible, will update the market on material executive actions and changes related to the succession plan.
•general concern raised regarding executive team retention through the CEO transition process: the Company took various targeted actions to maintain desired continuity across the executive leadership team, including cash and stock-based retention grants, role/scope modifications, and normal annual compensation adjustments.
Management and members of the board of directors will continue to engage with stockholders on a regular basis throughout 2025 to understand their perspectives and consider their feedback.

NeoGenomics, Inc.	45	2025 Proxy Statement

Executive Compensation	Table of Contents
Compensation Peer Group
In evaluating executive compensation, the Culture and Compensation Committee considers a number of factors including:
•Company performance;
•Individual performance;
•Company performance relative to our established peer group;
•Compensation practices observed in our established peer group; and
•Stockholder views.
Given the fast-changing nature of our industry, the Culture and Compensation Committee reviews the compensation peer group annually with input from WTW. In assessing potential peers, consideration was given to:
•Industry, with a focus on life science companies;
•Financial indicators, including revenues generally within a 0.5-3 times range of the Company, market cap and number of employees; and
•Nature of business, examining business model and areas of focus.
Our compensation peer group is comprised of companies of similar size and scope for which we compete with for executive talent. Relative to the peer group, the Company ranked approximately at the median for revenue and market capitalization. Additionally, some direct business competitors differ meaningfully from us in terms of size and scope and are excluded from our peer group since their compensation data may not necessarily be appropriate to inform executive compensation levels at the Company.
In developing a peer group that reflects the Company's business and talent competitors, the Company starts with companies in our industry with revenue and market cap within a reasonable range of the Company. That starting point is adjusted by the Culture and Compensation Committee to remove more remote business and/or talent competitors, and to include appropriate comparators that might be outside the starting point ranges, a necessary step because some of our direct business competitors are either much larger or smaller than the Company on these measures. This process enables the Company to effectively assess competitiveness with those companies that are comparable, and with which we compete for executive talent.
The 2024 compensation peer group comprised the following 15 companies:

•10x Genomics, Inc.	•Fulgent Genetics, Inc.	•OPKO Health, Inc.
•Adaptive Biotechnologies Corporation	•iRhythm Technologies, Inc.(1)	•QuidelOrtho Corporation(2)
•AtriCure, Inc.	•Maravai Life Sciences Holdings, Inc.	•Veracyte, Inc.
•CareDx, Inc.	•Medpace Holdings, Inc.
•Emergent BioSolutions, Inc.	•Myriad Genetics, Inc
•Exact Sciences Corporation	•Natera, Inc.
(1)This year the following changes were made to our peer group: iRhythm Technologies, Inc. was added and Invitae Corporation and NanoString Technologies, Inc. were removed.
(2)Excluded from the Chief Executive Officer pay and performance graph below due to the merger of Quidel Corporation and Ortho Clinical Diagnostics Holdings in 2022.
While a specific percentile is not targeted, the Culture and Compensation Committee will generally reference a competitive range around market median to inform decisions on executive compensation (both by component, and in aggregate), along with role scope, company and individual performance, role criticality, and other relevant factors.

NeoGenomics, Inc.	46	2025 Proxy Statement

Table of Contents	Executive Compensation
Assessment of the Chief Executive Officer’s Compensation
As noted above, one of the Culture and Compensation Committee’s annual activities is to assess the total compensation of the Chief Executive Officer related to our compensation peer group. The peer group used for this purpose consists of the compensation peer group as defined above.
The following graph shows the relationship of Mr. Smith, our Chief Executive Officer’s, total compensation as set forth in the 2024 Summary Compensation Table and the change in stock price for the three years ended December 31, 2021, 2022, and 2023 (annualized) as compared to the companies included in our peer group, as defined above. Data for the most recent year ended December 31, 2024 was not used in this graph as the Chief Executive Officer compensation was not available for this period for all companies presented. As previously highlighted throughout this report, Mr. Smith was brought in as Chief Executive Officer in 2022 as part of a significant leadership and business transition. The turnaround impact needed to structure the organization optimally and drive business outcomes dictated the need for the referenced Chief Executive Officer compensation.
2024 Compensation Decisions and Outcomes
The chart below presents the cumulative total return to our stockholders of $100 during the period from December 31, 2018, through December 31, 2024, in comparison to the cumulative return on the S&P 500 Index and the Nasdaq Biotechnology Index (^NBI). The Nasdaq Biotechnology Index has been selected for this comparison because the Company is traded on the Nasdaq exchange, and it is considered to be the most suitable comparative index. The customized peer group is reflective of five publicly traded companies during that same period. The peer group is made up of Exact Sciences Corporation, Laboratory Corporation of America Holdings, Myriad Genetics, Inc., Natera, Inc., and Quest Diagnostics, Inc. Several of our closest competitors are part of large pharmaceutical or other multi-national firms, or are privately held and, as such, we are unable to obtain financial information for them.

NeoGenomics, Inc.	47	2025 Proxy Statement

Executive Compensation	Table of Contents
The results assume that $100 (with reinvestment of all dividends) was invested in our common stock, the index, and in the peer group and its relative performance tracked through December 31, 2024. The comparisons are based on historical data and are not indicative of, nor intended to forecast, the future performance of our common stock.
Establishing Performance Targets
Performance targets are generally set in the first quarter at the time of the Board’s annual budgeting session to ensure that our executives’ compensation opportunities are aligned with our short and long-term strategic goals. The performance targets are designed to reward achievement of specific financial, strategic (referred to as our “Strategic Critical Success Factors”) and individual performance goals. We use an annual performance management process for our executives to assess individual performance, as well as a variety of distinct performance metrics that are shared among the executive team. As part of this process, each executive, including our Named Executive Officers, establishes the executive's performance goals with input and approval from the Chief Executive Officer. Shared performance metrics are reviewed and approved by the Culture and Compensation Committee.
2024 Base Salary

Named Executive Officer	2023 Base Salary ($)	2024 Base Salary ($)	Increase (%)	Effective Date

Christopher M. Smith(1)	1,000,000	1,050,000	5.0%	March 25, 2024
Jeffrey S. Sherman(2)	525,000	546,000	4.0%	March 25, 2024
Melody Harris(3)	525,000	575,000	9.5%	April 26, 2024
Warren C. Stone(4)	525,000	580,000	10.5%	April 26, 2024
Alicia C. Olivo	415,000	475,000	14.5%	January 1, 2024
Vishal Sikri(5)	536,000	536,000	—%	January 13, 2023
(1)Mr. Smith retired as Chief Executive Officer effective April 1, 2025.
(2)Mr. Sherman received a retention offer from the Culture and Compensation Committee such that if he retires after April 1, 2026, the Company will extend him an offer to become an advisor to the Company for a period of 24 months subsequent to such retirement. If he retires as noted and agrees to become an advisor for a period of 24 months, the Company would then offer a 12-month extension of the non-qualified stock option exercise period following the end of the advisor relationship.
(3)Ms. Harris was appointed Chief Operations Officer and President, Informatics (Informatics is now referred to as Oncology Data Solutions) in April 2024.
(4)Mr. Stone was appointed Chief Commercial Officer in April 2024.
(5)Mr. Sikri's employment with the Company terminated on June 3, 2024.

NeoGenomics, Inc.	48	2025 Proxy Statement

Table of Contents	Executive Compensation
Annual Incentive
The MIP provides for an annual performance bonus, paid in cash, designed to incentivize and reward Named Executive Officers currently employed by the Company for operating results, both financial and strategic. The 2024 business performance goals were approved by the Culture and Compensation Committee and were communicated to each of our Named Executive Officers at the start of the calendar year or as of the date of hire, as applicable. In 2024, bonus opportunities and outcomes for the Named Executive Officers currently employed by the Company were as follows:

Named Executive Officer	Target Bonus (% of annual salary)	Maximum Bonus (% of annual salary)	Actual Bonus (% of annual salary)	Actual Bonus (% of target)

Christopher M. Smith	100	200	152	152
Jeffrey S. Sherman	70	140	105	151
Warren C. Stone	65	130	97	149
Melody Harris	60	120	89	148
Alicia C. Olivo	60	120	91	152
Vishal Sikri	—	—	—	—
In the first quarter of 2024, the Culture and Compensation Committee approved the performance metrics and associated goals for the 2024 annual incentive plan. Consistent with prior years, corporate performance was tied to financial performance (revenue and Adjusted EBITDA) and our Strategic Critical Success Factors. All Named Executive Officers, also had a component of their annual cash bonus contingent on individual performance. The relative weightings reflect the role of each Named Executive Officer and the areas on which they are able to have the most influence and impact. The inclusion of a shared corporate performance component reflects the importance of our senior management working collectively as a team and across the broader organization to deliver results and their shared accountability to our stockholders.
The weight of each measure for 2024 was as follows:

	Corporate Performance			Individual Performance
Named Executive Officer	Revenue (%)	Adjusted EBITDA (%)	Strategic Critical Success Factors (%)	Individual Goals (%)

Christopher M. Smith	40	40	10	10
Jeffrey S. Sherman	40	40	10	10
Warren C. Stone	40	40	10	10
Melody Harris	40	40	10	10
Alicia C. Olivo	40	40	10	10
Vishal Sikri	—	—	—	—

NeoGenomics, Inc.	49	2025 Proxy Statement

Executive Compensation	Table of Contents
Corporate Performance
For performance year 2024, the Company set an internal Revenue target of $651.5m. Based on the full year outcome of $660.6m, this equated to a performance factor of 118% for the revenue component, which was weighted as 40% of the overall bonus opportunity.
For performance year 2024, the Company set an internal AEBITDA target of $18.1m. Based on the full year outcome of $39.6m, this resulted in a performance factor of 200% for the AEBITDA component, which was also weighted as 40% of the overall bonus.
The Strategic Critical Success Factors, or "Corporate Performance Score" was 108% for 2024, based on the articulated outcomes as previously outlined on page 39. This component comprised 10% of the total bonus opportunity.
Individual Performance
The individual performance components of the MIP include specific goals for each Named Executive Officer.
Our Culture and Compensation Committee approved the Chief Executive Officer’s recommendations for the individual performance of executives (other than the Chief Executive Officer). The individual performance assessment of the Chief Executive Officer was approved based on an evaluation of performance by the Culture and Compensation Committee. Individual performance assessments were based on individual goals and some of the key achievements of the Named Executive Officers included the following:

Named Executive Officer	Key Achievements	Individual Performance Factor Outcome (% of target)

Christopher M. Smith	Effectively executed on 2024 priorities delivering a strong financial performance across top and bottom line. Developed an effective strategy to re-position the Company for long-term success. Oversaw improvements in company-wide engagement, reduced attrition, and enhanced company culture. Invested in organization depth and succession planning at leadership levels, including critical executives.	135
Jeffrey S. Sherman	Continued to drive strong improvements across all key financial metrics, including adjusted gross profit, cash flow from operations, revenue cycle management, and cost savings opportunities. Significant increase in employee engagement across the Finance team.	125
Warren C. Stone	Delivered above-market financial results through effective execution of the commercial strategy including commercial optimization and expansion, strong customer retention, and established and implemented an integrated commercial business model. Improved succession planning depth across critical Commercial functional areas.	110
Melody Harris	Achieved strong lab operations metrics, including improvements in turnaround time, and drove various updates to our operational footprint. Designed a strategy and implementation pathway for the Company's new Lab Information Management System (LIMS). Strengthened leadership depth and effectiveness across the Operations team.	100
Alicia C. Olivo	Delivered exceptional legal guidance throughout the organization, including for the development of new business models, contract management, IP and other complex litigation. Drove a revamped 5-year strategic plan and designed a centralized business development function with an opportunity pipeline evaluation process.	135
Vishal Sikri	Not Applicable	—

NeoGenomics, Inc.	50	2025 Proxy Statement

Table of Contents	Executive Compensation
The combination of corporate and individual performances resulted in the following awards based on 2024 performance:

Named Executive Officer	2024 Target Cash Incentive Opportunity ($)	Revenue (40% Weight) @ 118% Performance ($)	EBITDA (40% Weight) @ 200% Performance ($)	Strategic Critical Success Factors (10% Weight) @ 108% Performance ($)	2024 Individual Performance Modifier	Individual Performance Modifier (10% Weight) ($)	=	2024 Actual Cash Incentive Award ($)
Christopher M. Smith	1,050,000	495,600	840,000	113,400	135%	141,750	=	1,590,750
Jeffrey S. Sherman	382,200	180,398	305,760	41,278	125%	47,775	=	575,211
Warren C. Stone	377,000	177,944	301,600	40,716	110%	41,470	=	561,730
Melody Harris	345,000	162,840	276,000	37,260	100%	34,500	=	510,600
Alicia C. Olivo	285,000	134,520	228,000	30,780	135%	38,475	=	431,775
Vishal Sikri	—	—	—	—	—%	—	=	—

2024 Long-Term Incentive Awards
Annual 2024 long-term incentive (“LTI”) awards to our Named Executive Officers were made in the form of a combination of stock option awards, time-based restricted stock units and performance-based restricted stock units subject to a market or performance condition (the “Performance Stock”). This directly reflects our strategy and, in turn, our compensation philosophy by delivering an appropriate balance of retention and motivation to deliver strong strategic performance, with a view to long-term value creation for our stockholders. In addition to the performance stock units that were introduced in 2023 and represent a performance-based incentive, the Culture and Compensation Committee views stock option awards as a performance-based incentive given the inherent requirement for stock price appreciation for awards to yield value. The Culture and Compensation Committee also considers it appropriate to grant restricted stock awards and performance stock units to our Named Executive Officers to drive performance outcomes and align with market practice. This aligns with one of the goals of our compensation philosophy, which is to attract and retain our highly skilled executive officers.
The amount of LTI awards granted to each Named Executive Officer is determined based on individual performance, potential future contributions, market competitiveness, and other factors. Our Culture and Compensation Committee reviews our LTI awards against LTI awards of our peer group and also reviews the overall total compensation of our executive officers against our peer group. On average, annual LTI grant awards for our Named Executive Officers position their overall compensation competitively versus values of our peer group, in cases where there are comparable positions at the peer companies. Stock options and restricted stock awards generally vest ratably over three years from the date of grant, starting on the first anniversary of the date of grant subject to continued employment with the Company. The performance stock units vest over three years from the date of grant, based on the achievement of pre-determined metrics with the final year's measurement being the only measurement period where achievement above target is possible, and subject to continued employment with the Company. Further details of the awards granted to each of our Named Executive Officers are described under the section “Narrative Disclosure to the Summary Compensation Table and the Grants of Plan Awards Table” of this Proxy Statement.
In 2025, long-term incentive awards granted to executives will be composed of 50% premium-priced options (with a 10% premium applied) and 50% restricted stock, to enhance the linkage to performance-based pay and in-line with feedback from our stockholders.

NeoGenomics, Inc.	51	2025 Proxy Statement

Executive Compensation	Table of Contents
Timing of LTI Awards
During 2024, equity awards to employees generally were granted on regularly scheduled predetermined dates. As part of the Company's annual performance and compensation review process, the Culture and Compensation Committee approves stock option awards and time-based and performance-based restricted stock unit awards to our Named Executive Officers annually in February and on other intervals dependent on business need.
We do not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events. For all stock option awards, the exercise price is the closing price of our common stock on the Nasdaq on the day before the grant date.
During 2024, we did not grant equity awards to our Named Executive Officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for Named Executive Officer grants in 2024.
Other Elements of Compensation
Perquisites
We do not provide significant perquisites or personal benefits to Named Executive Officers. We provide competitive relocation benefits to newly hired officers, in keeping with industry practices. We value perquisites at their incremental cost to us in accordance with SEC regulations. These amounts, if applicable, are reflected in the Summary Compensation Table below under the column entitled “All Other Compensation” and the related footnotes.
Benefits
Named Executive Officers are provided health and welfare benefits and participate in our 401(k) Plan. Under the 401(k) Plan, NeoGenomics matches contributions at the rate of 100% of every dollar contributed up to 3% of the respective employee’s compensation and an additional 50% of every dollar contributed on the next 2% of compensation (for a 4% maximum Company match). The Company may also contract for the use of private aircraft to allow Named Executive Officers to travel for business purposes, particularly for reasons of safety and security and efficient use of travel time, subject to the approval by the Chief Executive Officer.
Additional Information
Tax and Accounting Considerations
Section 162(m) of the Code generally limits the tax deductibility of compensation in excess of $1 million paid to certain current and former executive officers of a public company.
Consistent with its past practice, the Culture and Compensation Committee will design compensation programs that are intended to be in the best long-term interests of the Company and our stockholders, even if they are wholly or partially limited as to tax deductibility.

NeoGenomics, Inc.	52	2025 Proxy Statement

Table of Contents	Executive Compensation
Culture and Compensation Committee Report
The members of the Company’s Culture and Compensation Committee hereby state:
We have reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with NeoGenomics’ management and based on such review and discussions, we have recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

MEMBERS OF THE CULTURE AND COMPENSATION COMMITTEE

David B. Perez, Chair
Dr. Neil Gunn
Michael A. Kelly
Lynn A. Tetrault

NeoGenomics, Inc.	53	2025 Proxy Statement

Executive Compensation	Table of Contents
Executive Compensation Tables
Summary Compensation Table
The following Summary Compensation Table sets forth all compensation awarded to, earned by, and paid in all capacities, during the fiscal years ended December 31, 2024, 2023, and 2022 (or shorter period of employment, as applicable), by the principal executive officers, principal financial officers, and our three other most highly compensated executive officers in 2024, together “Named Executive Officers”:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Award(2) ($)	Option Award(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Christopher M. Smith Director and Chief Executive Officer	2024	1,036,539	—	5,870,784	2,826,614	1,590,750	13,800	11,338,487
	2023	1,000,000	—	5,986,768	2,816,870	1,850,000	12,308	11,665,946
	2022	346,154	—	7,600,000	4,250,000	455,438	2,146,930	14,798,522
Jeffrey S. Sherman Chief Financial Officer	2024	540,346	—	1,588,566	764,486	575,211	13,800	3,482,409
	2023	525,000	—	1,619,944	762,214	627,000	13,200	3,547,358
	2022	16,154	250,000	1,500,000	1,500,000	—	—	3,266,154
Warren C. Stone Chief Commercial Officer	2024	562,516	—	1,381,166	665,274	561,730	13,800	3,184,486
	2023	525,000	—	1,030,398	563,383	546,800	343,669	3,009,250
	2022	40,385	350,000	1,000,000	1,000,000	—	—	2,390,385
Melody Harris Chief Operations Officer and President, Oncology Data Solutions	2024	559,975	—	1,208,572	582,430	510,600	13,800	2,875,377
	2023	525,000	—	1,880,389	1,413,551	532,700	342,585	4,694,225
	2022	—	—	—	—	—	—	—
Alicia C. Olivo Executive Vice President, General Counsel and Business Development	2024	512,672	—	863,357	415,255	431,775	13,800	2,236,859
	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
Vishal Sikri President, Advanced Diagnostics	2024	246,208	—	941,892	457,379	—	636,881	2,282,360
	2023	528,635	—	880,390	414,251	535,300	13,200	2,371,776
	2022	294,231	500,000	1,250,000	1,250,000	255,000	12,750	3,561,981
(1)Amounts shown in 2022 for Mr. Sherman, Mr. Stone and Mr. Sikri consist of a one-time signing bonus.
(2)Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to restricted stock awards (based on the closing price of our common stock on the day prior to the grant date) and stock option awards granted to the Named Executive Officers. The amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the closing value of our common stock on the day prior to the grant date. In 2023 and 2024, the Named Executive Officers were granted performance-based restricted stock subject to market conditions, and performance-based restricted stock subject to market and performance conditions (the “Performance Stock”), respectively. Under SEC rules, the Performance Stock is valued based on the probable outcome of the market or performance conditions associated with these awards.
See Item 8, Note 2. Summary of Significant Accounting Policies, to our Consolidated Financial Statements of our Annual Report on Form 10-K as filed with the SEC on February 18, 2025, for a description of the valuation methodology of stock awards, option awards, and Performance Stock.
(3)Amounts shown consist of awards based on performance under our MIP for each respective year.

NeoGenomics, Inc.	54	2025 Proxy Statement

Table of Contents	Executive Compensation
(4)Perquisites and other personal benefits for a Named Executive Officer are excluded if the total value of all of such perquisites and personal benefits is less than $10,000. The table below shows the components of the All Other Compensation column shown above for 2024:

Named Executive Officer	Relocation Allowance ($)	Severance(a) ($)	Retirement Plan Company Contribution(b) ($)	Total All Other Compensation ($)

Christopher M. Smith	—	—	13,800	13,800
Jeffrey S. Sherman	—	—	13,800	13,800
Warren C. Stone	—	—	13,800	13,800
Melody Harris	—	—	13,800	13,800
Alicia C. Olivo	—	—	13,800	13,800
Vishal Sikri	—	628,431	8,450	636,881
(a) The amounts in this column represent payments to Mr. Sikri for severance benefits pursuant to his separation agreement.
(b) The amounts in this column, represent our matching contributions allocated to each of the named executive officers who participated in the Company’s 401(k) retirement savings plan in 2024. All such matching contributions were fully vested upon contribution.

NeoGenomics, Inc.	55	2025 Proxy Statement

Executive Compensation	Table of Contents
Grants of Plan-Based Awards
The following table shows information regarding grants of non-equity and equity awards that we made during the fiscal year ended December 31, 2024, to each of our Named Executive Officers:

Named Executive Officer	Equity Incentive Plan Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan(1) ($)			Estimated Future Payouts Under Equity Incentive Plan(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price per Share of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum

Christopher M. Smith Director and Chief Executive Officer	2/23/24	—	1,050,000	2,100,000	—	—	—	172,239		—	—	2,833,332
	2/23/24	—	—	—	—	—	—	—		287,940	16.45	2,826,614
	2/23/24	—	—	—	86,120	172,240	258,360	—		—	—	3,037,452
Jeffrey S. Sherman Chief Financial Officer	2/23/24	—	382,200	764,400	—	—	—	46,606		—	—	766,669
	2/23/24	—	—	—	—	—	—	—		77,913	16.45	764,486
	2/23/24	—	—	—	23,304	46,606	69,910	—		—	—	821,897
Warren C. Stone Chief Commercial Officer	2/23/24	—	377,000	754,000	—	—	—	25,329		—	—	416,662
	2/23/24	—	—	—	—	—	—	—		42,344	16.45	415,255
	2/23/24	—	—	—	12,666	25,330	37,996	—		—	—	446,695
	5/02/24	—	—	—	—	—	—	17,908	—	—	—	249,996
	5/02/24	—	—	—	—	—	—	—		29,976	13.96	250,019
	5/02/24	—	—	—	8,954	17,908	26,862	—		—	—	267,814
Melody Harris Chief Operations Officer and President, Oncology Data Solutions	2/23/24	—	345,000	690,000	—	—	—	25,329		—	—	416,662
	2/23/24	—	—	—	—	—	—	—		42,344	16.45	415,750
	2/23/24	—	—	—	12,666	25,330	37,996	—		—	—	446,695
	5/02/24	—	—	—	—	—	—	11,939		—	—	166,668
	5/02/24	—	—	—	—	—	—	—		19,984	13.96	166,680
	5/02/24	—	—	—	5,970	11,939	17,909	—		—	—	178,547
Alicia C. Olivo Executive Vice President, General Counsel and Business Development	2/23/24	—	285,000	570,000	—	—	—	25,329		—	—	416,662
	2/23/24	—	—	—	—	—	—	—		42,344	16.45	415,255
	2/23/24	—	—	—	12,666	25,330	37,996	—		—	—	446,695
Vishal Sikri President, Advanced Diagnostics	2/23/24	—	—	—	—	—	—	25,329		—	—	416,662
	2/23/24	—	—	—	—	—	—	—		42,344	16.45	415,255
	2/23/24	—	—	—	12,666	25,330	37,996	—		—	—	446,695
	6/03/24	—	—	—	—	—	—	30,357		—	—	78,535
	6/03/24	—	—	—	—	—	—	—		60,696	(4)	42,124
(1)The Fiscal Year 2024 annual bonus of non-equity incentive plan awards sets forth the target and maximum of the amounts awarded as an annual bonus in fiscal year 2024 under the MIP. The actual amount earned is reflected in the Summary Compensation Table above in the “Non-Equity Incentive Plan Compensation” column.

NeoGenomics, Inc.	56	2025 Proxy Statement

Table of Contents	Executive Compensation
(2)The Named Executive Officers received performance-based restricted stock units. 50% of the number of performance stock units that may vest is based on the achievements of certain share growth goals based on the weighted average price of the Company's common stock over the 20-day trailing trading period at the applicable measurement dates, subject to continued service with the Company. 50% of the number of performance stock units that may vest is based on the achievement of certain revenue growth goals based on the achievement of the cumulative fiscal year revenue goal at the applicable measurement amounts, subject to continued service with the Company.
(3)Represents the grant date fair value calculated in accordance with FASB ASC Topic 718. Information regarding the assumptions used in the valuation of option awards can be found in Item 8, Note 2. Summary of Significant Accounting Policies, to our Consolidated Financial Statements of our Annual Report on Form 10-K as filed with the SEC on February 18, 2025, for a description of the valuation methodology of stock and option awards.
(4)Mr. Sikri no longer served as President, Advanced Diagnostics on June 3, 2024. On June 3, 2024, the Culture and Compensation Committee authorized the accelerated vesting of 31,328, 16,140 and 13,228 shares at exercise prices of $8.42, $16.45 and $19.65, respectively.
Narrative Disclosure to the Summary Compensation Table and the Grants of Plan Awards Table
Throughout 2024, each of our Named Executive Officers were parties to employment agreements. The date of each employment agreement aligns with the start of their service to the Company. The severance payments and benefits to which each of our currently employed Named Executive Officers are entitled under the agreements currently in effect are described under the “Employment Agreements and Potential Payments Upon Termination or Change in Control” section of this Proxy Statement. The severance payments and benefits paid or to be paid pursuant to their respective separation agreements are described under the section “Timing of Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.
Mr. Smith’s employment agreement was entered into on July 20, 2022 and a subsequent amendment to the employment agreement was entered into on August 15, 2022. Pursuant to such agreement, Mr. Smith is entitled to a minimum base salary and a target annual incentive bonus. At the end of 2024, Mr. Smith's base salary was $1,050,000 and his target annual incentive bonus was equal to 100% of his base salary. Mr. Smith received a relocation benefit of $2,146,930, which included a gross up for taxes imposed. Mr. Smith is also eligible to participate in our employee benefit plans. Further, Mr. Smith received a sign-on inducement equity award with an accounting value at the time of $11.85 million, which included an annual equity award of $8.5 million, and a sign-on equity award of $3.35 million and consisted of $7.6 million of restricted shares and $4.25 million of stock options. Approximately 58% of the restricted shares and all of the stock options vest ratably over a period of four years from the date of grant, subject to Mr. Smith’s continued service. The remaining restricted shares vest on the fourth anniversary of the grant date subject to Mr. Smith’s continued service. In 2024, Mr. Smith was granted annual equity awards consisting of options to purchase 287,940 shares of common stock with an exercise price of $16.45 per share, 172,239 restricted stock awards with a market value of $2,838,499 and 172,240 performance-based restricted stock awards with a market value of $2,838,516. The option and restricted stock awards vest ratably over three years commencing one year after date of grant subject to Mr. Smith’s continued service through the vesting date. 50% of the performance-based restricted stock awards vest based on the achievement of a total stockholder return ("TSR") performance target, measured on the first, second and third anniversaries of the date of grant. If the TSR performance target is achieved, the awards will vest at the end of the three-year requisite service period subject to Mr. Smith’s continued service through the vesting date. 50% of the performance-based restricted stock awards vest based on the achievement of a revenue performance target at the end of the performance period, which is the three-fiscal-year period beginning January 1, 2024 and ending December 31, 2026. The number of shares vested is based on the achievement of the cumulative fiscal year revenue goal, subject to Mr. Smith’s continued service through the vesting date. In connection with Mr. Smith's retirement, we entered into a Special Advisor Agreement with Mr. Smith, which provides that Mr. Smith will serve as a special advisor to the Company's Chief Executive Officer until February 26, 2027, in exchange for a fee of $23,913 per month.
Mr. Sherman’s employment agreement was entered into effective December 7, 2022 and, pursuant to such agreement, Mr. Sherman is entitled to a base salary and a target annual incentive bonus. At the end of 2024, Mr. Sherman's base salary was $546,000 and his target annual incentive bonus was equal to 70% of his base pay. Mr. Sherman also received a cash sign-on bonus of $250,000 and is eligible to participate in our employee benefit plans. Further, Mr. Sherman received an inducement equity award with an accounting value at the time of $3.0 million, $1.5 million of which was in the form of restricted stock and $1.5 million of which was in the form of stock options. Approximately 67% of the restricted shares were subject to a performance condition (the "Performance Shares") requiring at least a 20% increase in the Company’s absolute total stockholder return (the “Absolute TSR Goal”) in the 12-month period that commenced December 7, 2022 and ended on December 6, 2023. Given that this market condition was met, the Performance Shares will vest in four equal annual installments beginning on December 7, 2023, subject to Mr. Sherman’s continued service. The remaining restricted shares and all of the stock options granted will vest in four equal annual installments, subject to Mr. Sherman’s continued service. In 2024, Mr. Sherman was granted annual equity awards consisting of options to purchase 77,913 shares of common stock with an exercise price of $16.45 per share, 46,606 restricted stock awards with a market value of $768,067 and 46,606 performance-based restricted stock awards with a market value of $768,067. The option and restricted stock awards vest ratably over three years commencing one year after date of grant subject to Mr. Sherman’s continued service through the vesting date. 50% of the performance-based restricted stock awards vest based on the achievement of a TSR performance target, measured on the first, second and third anniversaries of the date of grant. If the TSR performance target is achieved, the awards will vest at the end of the three-year requisite service period subject to Mr. Sherman’s continued service through the vesting date. 50% of the performance-based restricted stock awards vest based on the achievement of a revenue performance target at the end of the performance period, which is the three-fiscal-year period beginning January 1, 2024 and ending December 31, 2026. The number of shares vested is based on the achievement of the cumulative fiscal year revenue goal, subject to Mr. Sherman’s continued service through the vesting date. In addition, Mr. Sherman received a retention offer from the Culture and Compensation Committee under which, if Mr. Sherman retires on or after April 1, 2026, the Company will offer him

NeoGenomics, Inc.	57	2025 Proxy Statement

Executive Compensation	Table of Contents
an advisory role for a period of 24 months following his retirement. If Mr. Sherman accepts this advisory role and serves for the full 24-month period, the Company will extend the exercise period for his non-qualified stock options by an additional 12 months beyond the conclusion of his advisory term.
Mr. Stone’s employment agreement was entered into as of November 2, 2022 and, pursuant to such agreement, he was entitled to a minimum base salary and a target annual incentive bonus. At the end of 2024, Mr. Stone's base salary was $580,000 and his target annual incentive bonus was equal to 65% of his base salary. Mr. Stone received a relocation benefit of $330,469 that included a gross up for taxes imposed. Mr. Stone was also entitled to receive a cash sign-on bonus of $350,000 and is eligible to participate in our employee benefit plans. The employment agreement also provided that he receive an equity grant with an accounting value at the time of $2.0 million that consisted of $1.0 million of restricted shares and $1.0 million of stock options, each vesting ratably over a period of four years from the date of grant, subject to Mr. Stone’s continued service. In 2024, Mr. Stone was granted annual equity awards consisting of options to purchase 29,976 shares of common stock with an exercise price of $13.96 per share, 17,908 restricted stock awards with a market value of $295,124 and 17,908 performance-based restricted stock awards with a market value of $295,124. The option and restricted stock awards vest ratably over three years commencing one year after date of grant subject to Mr. Stone’s continued service through the vesting date. 50% of the performance-based restricted stock awards vest based on the achievement of a TSR performance target, measured on the first, second and third anniversaries of the date of grant. If the TSR performance target is achieved, the awards will vest at the end of the three-year requisite service period subject to Mr. Stone’s continued service through the vesting date. 50% of the performance-based restricted stock awards vest based on the achievement of a revenue performance target at the end of the performance period, which is the three-fiscal-year period beginning January 1, 2024 and ending December 31, 2026. The number of shares vested is based on the achievement of the cumulative fiscal year revenue goal, subject to Mr. Stone’s continued service through the vesting date.
Ms. Harris' employment agreement was entered into on November 14, 2022 and, pursuant to such agreement, Ms. Harris is entitled to a minimum base salary and a target annual incentive bonus. At the end of 2024, Ms. Harris' base salary was $575,000 and her target annual incentive bonus was equal to 60% of her base salary. Ms. Harris received a relocation benefit of $330,469 that included a gross up for taxes imposed. Ms. Harris is also eligible to participate in our employee benefit plans. Further, Ms. Harris received a new-hire equity award with an accounting value at the time of $2.0 million, which consisted of $1.0 million of restricted shares and $1.0 million of stock options, each vesting ratably over a period of four years from the date of grant, subject to Ms. Harris' continued service. In 2024, Ms. Harris was granted annual equity awards consisting of options to purchase 42,344 shares of common stock with an exercise price of $16.45 per share, options to purchase 19,948 shares of common stock with an exercise price of $13.96 per share, 25,329 restricted stock awards with a market value of $417,422, 11,939 restricted stock awards with a market value of $196,755, 25,330 performance-based restricted stock awards with a market value of $417,438 and 11,939 performance-based restricted stock awards with a market value of $196,755. The option and restricted stock awards vest ratably over three years commencing one year after date of grant subject to Mr. Harris’ continued service through the vesting date. 50% of the performance-based restricted stock awards vest based on the achievement of a TSR performance target, measured on the first, second and third anniversaries of the date of grant. If the TSR performance target is achieved, the awards will vest at the end of the three-year requisite service period subject to Ms. Harris’ continued service through the vesting date. 50% of the performance-based restricted stock awards vest based on the achievement of a revenue performance target at the end of the performance period, which is the three-fiscal-year period beginning January 1, 2024 and ending December 31, 2026. The number of shares vested is based on the achievement of the cumulative fiscal year revenue goal, subject to Ms. Harris’ continued service through the vesting date.
Ms. Olivo’s employment agreement was entered into as of August 10, 2022 and amended effective January 1, 2024, and pursuant to such amended agreement, she is entitled to a base salary of $475,000 and a target annual incentive bonus equal to 60% of her base salary. Ms. Olivo is also eligible to participate in our employee benefit plans. Upon the entry of the original employment agreement, Ms. Olivo was entitled to receive an equity award worth approximately $550,000 that consisted of $275,000 of restricted shares and $275,000 of stock options, each vesting ratably over a period of four years from the date of grant, subject to Ms. Olivo’s continued service through each applicable vesting date. In 2024, Ms. Olivo was granted annual equity awards consisting of options to purchase 42,344 shares of common stock with an exercise price of $16.45 per share, 25,329 restricted stock awards with a market value of $417,422 and 25,330 performance-based restricted stock units with a market value of $417,438. The option and restricted stock awards vest ratably over three years commencing one year after date of grant subject to Ms. Olivo’s continued service through the vesting date. 50% of the performance-based restricted stock awards vest based on the achievement of a TSR performance target, measured on the first, second and third anniversaries of the date of grant. If the TSR performance target is achieved, the awards will vest at the end of the three-year requisite service period subject to Ms. Olivo’s continued service through the vesting date. 50% of the performance-based restricted stock awards vest based on the achievement of a revenue performance target at the end of the performance period, which is the three-fiscal-year period beginning January 1, 2024 and ending December 31, 2026. The number of shares vested is based on the achievement of the cumulative fiscal year revenue goal, subject to Ms. Olivo’s continued service through the vesting date.

NeoGenomics, Inc.	58	2025 Proxy Statement

Table of Contents	Executive Compensation
Mr. Sikri’s employment agreement was entered into as of May 23, 2022 and, pursuant to such agreement, he was entitled to a minimum base salary and a target annual incentive bonus. As of his termination on June 3, 2024, Mr. Sikri’s base salary was $536,000. Mr. Sikri was eligible to participate in our employee benefit plans. The employment agreement also provided that he receive a new-hire equity grant and additional equity grant in the amounts of $1.1 million, and $445,000, respectively. The value of these awards was split equally between restricted shares and stock options, with each vesting ratably over a period of two years from the date of grant, subject to Mr. Sikri’s continued service through each applicable vesting date. In addition, the employment agreement provided that he receive an additional equity grant in the amount of $1.0 million, split equally between restricted shares and stock options, vesting ratably over a period of four years from the date of grant, subject to Mr. Sikri’s continued service through each applicable vesting date. Effective June 3, 2024, Mr. Sikri and the Company entered into a separation agreement pursuant to which Mr. Sikri received severance equal to (i) 12 months of base salary continuation at an annualized rate of $552,000 per year, (ii) $331,200, which represented his target bonus that would have been payable in 2024 had Mr. Sikri's employment not been terminated and (iii) subsidized COBRA premiums for a period of up to 12 months. In addition, under the separation agreement, the vesting of all outstanding equity-based awards with vesting terms that were based solely on continued service was accelerated such that the portion of each such time-based equity award that would have become vested during the 12-month period following the termination date had Mr. Sikri remained continuously employed became vested as of June 3, 2024.

Options Exercised and Stock Vested
The options exercised by and stock vested for our Named Executive Officers during the year ended December 31, 2024, were as follows:

	Stock Option Awards		Restricted Stock Awards
Name Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)			Value Realized on Vesting ($)

Christopher M. Smith	—	—	132,255	(1)		2,089,871
Jeffrey S. Sherman	—	—	46,457	(1)		799,196
Warren C. Stone	—	—	31,913	(1)		546,978
Melody Harris	—	—	34,124	(1)		549,228
Alicia C. Olivo	—	—	16,108	(1)		254,244
Vishal Sikri	303,923	1,277,180	96,807	(1)	(1)	1,341,784
(1)Shares were withheld to cover tax withholding obligations in connection with these exercises. The number of shares reported represents the gross number before the withholding of such shares.

NeoGenomics, Inc.	59	2025 Proxy Statement

Executive Compensation	Table of Contents
Outstanding Equity Awards on December 31, 2024
The following table sets forth information with respect to outstanding equity awards held by our Named Executive Officers as of December 31, 2024:

Stock Option Awards								Restricted Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested(1) ($)

Christopher M. Smith Director and Chief Executive Officer	8/15/22	347,222	347,222	(2)	—	12.62	8/15/29	168,384	2,774,968	(3)
	8/15/22	—	—		—	—	—	265,452	4,374,649	(6)
	5/11/23	89,947	179,894	(7)	—	19.65	5/11/30	96,127	1,584,173	(8)
	5/11/23	—	—		—	—	—	144,190	2,376,251	(10)
	2/23/24	—	287,940	(7)	—	16.45	2/23/34	172,239	2,838,499	(8)
	2/23/24	—	—		—	—	—	86,120	1,419,258	(10)
	2/23/24	—	—		—	—	—	86,120	1,419,258	(11)

Jeffrey S. Sherman Chief Financial Officer	12/05/22	124,584	124,585	(2)	—	11.62	12/05/29	22,302	367,537	(3)
	12/05/22	—	—		—	—	—	44,604	735,074	(9)
	5/11/23	24,338	48,678	(7)	—	19.65	5/11/30	26,011	428,661	(8)
	5/11/23	—	—		—	—	—	39,016	642,984	(10)
	2/23/24	—	77,913	(7)	—	16.45	2/23/34	46,606	768,067	(8)
	2/23/24	—	—		—	—	—	23,303	384,033	(10)
	2/23/24	—	—		—	—	—	23,303	384,033	(11)

Warren C. Stone Chief Commercial Officer	12/01/22	83,056	83,057	(2)	—	11.21	12/01/29	44,604	735,074	(3)
	5/11/23	17,989	35,980	(7)	—	19.65	5/11/30	19,226	316,844	(8)
	5/11/23	—	—		—	—	—	21,204	349,442	(10)
	2/23/24	—	42,344	(7)	—	16.45	2/23/34	25,329	417,422	(8)
	2/23/24	—	—		—	—	—	12,665	208,719	(10)
	2/23/24	—	—		—	—	—	12,665	208,719	(11)
	5/02/24	—	29,976	(7)	—	13.96	5/02/34	17,908	295,124	(8)
	5/02/24	—	—		—	—	—	8,954	147,562	(10)
	5/02/24	—	—		—	—	—	8,954	147,562	(11)

NeoGenomics, Inc.	60	2025 Proxy Statement

Table of Contents	Executive Compensation

Stock Option Awards								Restricted Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested(1) ($)

Melody Harris Chief Operations Officer and President, Oncology Data Solutions	1/01/23	50,403	151,210	(2)	—	9.24	1/01/30	81,169	1,337,665	(3)
	5/11/23	13,227	26,456	(7)	—	19.65	5/11/30	14,136	232,961	(8)
	5/11/23	—	—		—	—	—	21,204	349,442	(10)
	2/23/24	—	42,344	(7)	—	16.45	2/23/34	25,329	417,422	(8)
	2/23/24	—	—		—	—	—	12,665	208,719	(10)
	2/23/24	—	—		—	—	—	12,665	208,719	(11)
	5/02/24	—	19,984	(7)	—	13.96	5/02/34	11,939	196,755	(8)
	5/02/24	—	—		—	—	—	5,969	98,369	(10)
	5/02/24	—	—		—	—	—	5,970	98,386	(11)

Alicia C. Olivo Executive Vice President, General Counsel and Business Development	9/30/19	1,046	—	(2)	—	19.12	9/30/26	—	—
	5/01/20	1,024	—	(2)	—	27.34	5/01/27	—	—
	5/01/21	387	129	(2)	—	48.99	5/01/28	26	428	(3)
	8/01/21	837	280	(2)	—	46.10	8/01/28	55	906	(3)
	5/01/22	11,110	11,112	(2)	—	9.45	5/01/29	5,292	87,212	(3)
	9/01/22	27,666	27,666	(2)	—	10.05	9/01/29	13,682	225,479	(3)
	5/11/23	12,169	24,339	(7)	—	19.65	5/11/30	13,006	214,339	(8)
	5/11/23	—	—		—	—	—	19,508	321,492	(10)
	2/23/24	—	42,344	(7)	—	16.45	2/23/34	25,329	417,422	(8)
	2/23/24	—	—		—	—	—	12,665	208,719	(10)
	2/23/24	—	—		—	—	—	12,665	208,719	(11)

Vishal Sikri President, Advanced Diagnostics	—	—	—		—	—	—	—	—

(1)Market value based on the closing stock price of $16.48 at December 31, 2024.
(2)Option awards vest ratably over four years commencing one year after date of grant.
(3)Restricted stock awards vest ratably over four years commencing one year after date of grant.
(4)Option awards vest ratably over two years commencing one year after date of grant.
(5)Restricted stock awards vest ratably over two years commencing one year after date of grant.
(6)Restricted stock awards vest on the fourth anniversary of the date of grant.
(7)Option awards vest ratably over three years commencing one year after date of grant.
(8)Restricted stock awards vest ratably over three years commencing one year after date of grant.
(9)Performance-based restricted stock awards vest based on the Absolute TSR Goal in the 12-month period commenced December 7, 2022 and ended on December 6, 2023. As this market condition has been met, this portion of the award vest in four equal annual installments beginning December 7, 2023, subject to Mr. Sherman’s continued employment through each applicable vesting date.

NeoGenomics, Inc.	61	2025 Proxy Statement

Executive Compensation	Table of Contents
(10)Performance-based restricted stock awards will vest based on the achievement of a total stockholder return ("TSR") performance target, measured on the first, second and third anniversaries of the date of grant. If the TSR performance target is achieved, the awards will vest at the end of the three-year requisite service period subject to the Named Executive Officer's continued employment through the vesting date.
(11)Performance-based restricted stock awards will vest based on the achievement of the revenue performance target at the end of the performance period, which is the three-fiscal-year period beginning January 1, 2024 and ending December 31, 2026. The number of shares vested is based on the achievement of the cumulative fiscal year revenue goal, subject to the Named Executive Officer's continued employment through the vesting date.

Employment Agreements and Potential Payments Upon Termination or Change in Control
The Company is a party to employment contracts that contain provisions for payment of severance upon termination by either the Company without cause or the executive for good reason, or terminations occurring during a change of control period. General terms under these arrangements for each of our Named Executive Officers are described below.
Potential Payments Upon Termination
In the event of termination of an executive’s employment by either the Company without cause or the executive for good reason, under the employment and service agreements as currently in effect, the Company will provide the following in addition to final compensation:
•an amount equal to one times the executive’s annual base salary,
•an amount equal to the executive’s target bonus,
•reimbursement of COBRA premiums for up to 12 months following the executive’s termination, and
•accelerated vesting of time-based equity awards outstanding at the time of the executive’s termination that would have continued to vest for the following 12 months.
The following table presents estimated amounts that would be payable or provided to the below Named Executive Officers if employment were terminated by either the Company without cause or the executive for good reason at December 31, 2024:

	Benefits and Payments Upon Termination
Named Executive Officer	Base Salary ($)	Target Bonus ($)	Benefits(1) ($)

Christopher M. Smith	1,050,000	1,050,000	29,272
Jeffrey S. Sherman	546,000	382,200	29,272
Warren C. Stone	580,000	377,000	20,213
Melody Harris	575,000	345,000	9,094
Alicia C. Olivo	475,000	285,000	29,272
Vishal Sikri	—	—	—
(1) Represents the estimated incremental cost to the Company for continuation of health care benefits for 12 months. Amounts vary based on elected coverage options for each executive.

NeoGenomics, Inc.	62	2025 Proxy Statement

Table of Contents	Executive Compensation
The following table presents accelerated vesting for certain equity awards outstanding at the time of the executive’s termination for each Named Executive Officer, if employment were terminated by either the Company without cause or the executive for good reason at December 31, 2024:

	Vesting Upon Termination
Named Executive Officer	Unvested Stock Option (#)	Stock Option Awards Estimated Benefit(1) ($)	Unvested Restricted Stock (#)	Restricted Stock Estimated Benefit(1) ($)

Christopher M. Smith	361,564	673,079	189,668	3,125,729
Jeffrey S. Sherman	114,628	303,579	61,993	1,021,645
Warren C. Stone	85,650	244,517	46,327	763,469
Melody Harris	84,406	382,127	46,546	767,078
Alicia C. Olivo	48,107	128,489	24,514	403,991
Vishal Sikri	—	—	—	—
(1) Estimated benefit based on the closing stock price of $16.48 at December 31, 2024.

NeoGenomics, Inc.	63	2025 Proxy Statement

Executive Compensation	Table of Contents
Potential Payments Upon Change in Control
In the event of termination during the three-month period prior to or the twenty-four-month period following a change in control (“Change in Control Period”), the general terms of these arrangements are as follows:
In the event of termination of an executive’s employment by either the Company without cause or the executive for good reason during a Change in Control Period, the Company will provide the following in addition to final compensation:
•in the case of the Chief Executive Officer, an amount equal to the Chief Executive’s base salary times three and in the case of an executive other than the Chief Executive Officer, an amount equal to the executive’s base salary times two;
•an amount equal to the executive’s target bonus;
•reimbursement of COBRA premiums for up to 12 months following the executive’s termination;
•accelerated vesting of all unvested equity awards outstanding at the time of the executive’s termination;
The following table presents estimated amounts that would be payable or provided to these Named Executive Officers if employment were terminated due to a change in control at December 31, 2024:

	Benefits and Payments Due to Change in Control
Named Executive Officer	Base Salary ($)	Target Bonus ($)	Benefits ($)(1)

Christopher M. Smith	3,150,000	1,050,000	29,272
Jeffrey S. Sherman	1,092,000	382,200	29,272
Warren C. Stone	1,160,000	377,000	20,213
Melody Harris	1,150,000	345,000	9,094
Alicia C. Olivo	950,000	285,000	29,272
Vishal Sikri	—	—	—
(1) Represents the estimated incremental cost to the Company for continuation of health care benefits for 12 months. Amounts vary based on elected coverage options for each executive.
The following table presents accelerated vesting for certain equity awards outstanding to these Named Executive Officers if employment were terminated due to a change in control on December 31, 2024:

	Vesting Due to Change in Control
Named Executive Officer	Unvested Stock Option (#)	Stock Option Awards Estimated Benefit(1) ($)	Unvested Restricted Stock (#)	Restricted Stock Estimated Benefit(1) ($)

Christopher M. Smith	815,056	1,348,915	788,322	12,991,547
Jeffrey S. Sherman	251,176	607,820	162,826	2,683,372
Melody Harris	191,357	514,520	128,686	2,120,745
Warren C. Stone	239,994	1,146,390	151,208	2,491,908
Alicia C. Olivo	105,870	257,280	70,055	1,154,506
Vishal Sikri	—	—	—	—
(1) Estimated benefit based on the closing stock price of $16.48 at December 31, 2024.

NeoGenomics, Inc.	64	2025 Proxy Statement

Table of Contents	Executive Compensation
Timing of Potential Payments Upon Termination or Change in Control
The timing of severance payments is subject to certain terms and conditions contained within each Named Executive Officer’s agreement. For a complete description of these terms and conditions please refer to Exhibit 10.2, Form of Executive Employment Agreement between NeoGenomics, Inc. and each of its executive officers, as incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Chief Executive Officer Pay Ratio
The following table sets forth the pay ratio of NeoGenomics’ Chief Executive Officer, Christopher M. Smith, to that of NeoGenomics’ approximate median employee total compensation for the year ended December 31, 2024.

Chief Executive Officer total compensation in 2024	$11,338,487
Median employee approximate total compensation in 2024	$97,169
Ratio of Chief Executive Officer compensation to median employee total compensation	117:1
To determine the median employee compensation, we analyzed all of NeoGenomics’ employees, excluding the Chief Executive Officer, including all active full-time, part-time, and per diem employees. We annualized wages and salaries for employees that were not employed for the full year. We used annualized total gross amount of salary, wages, and other compensation, which—depending on the individual—could include items such as commissions, bonuses, overtime pay, and shift differentials as the compensation metric to determine the median employee. It is important to note that the timing of bonus payments under the Performance Incentive Plan has been adjusted. For the fiscal year 2024, half of the Performance Incentive Plan bonus was paid during the year, representing half of the target amount. The remaining half, along with adjustments based on Company performance, will be paid in the subsequent fiscal year. The compensation measure excluded the following pay elements: (i) grant date fair value of any stock awards granted; (ii) Company-paid 401(k) match; and (iii) basic life and AD&D insurance premiums.
Consistent with Item 402(u) of Regulation S-K, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the prior year’s CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2024 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2024. As a result, we used the same median employee for the 2024 CEO pay ratio as we did for the 2023 CEO pay ratio disclosure.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

NeoGenomics, Inc.	65	2025 Proxy Statement

Executive Compensation	Table of Contents
2024 Pay Versus Performance Table And Supporting Narrative
The following table and supporting narrative contain information regarding “compensation actually paid” to our named executive officers and the relationship to company performance:

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(2)	Summary Compensation Table Total for PEO ($)(3)	Compensation Actually Paid to PEO ($)(3)	Summary Compensation Table Total for PEO ($)(4)	Compensation Actually Paid to PEO ($)(4)

2024	11,338,487	10,319,372	Not a PEO	Not a PEO	Not a PEO	Not a PEO	Not a PEO	Not a PEO
2023	11,665,946	16,407,815	Not a PEO	Not a PEO	Not a PEO	Not a PEO	Not a PEO	Not a PEO
2022	14,798,522	11,330,664	2,071,184	1,951,681	7,695,856	(3,624,626)	Not a PEO	Not a PEO
2021	Not a PEO	Not a PEO	Not a PEO	Not a PEO	11,479,855	9,094,405	7,227,002	(3,903,431)
2020	Not a PEO	Not a PEO	Not a PEO	Not a PEO	Not a PEO	Not a PEO	4,122,039	14,718,158

Year	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(5)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ millions)	Company-selected measure (Adjusted EBITDA) ($ millions)(7)
			Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)(6)

2024	2,812,298	2,213,766	56	118	(79)	40
2023	3,405,652	5,080,784	55	119	(88)	3
2022	2,688,029	1,906,745	32	114	(144)	(48)
2021	4,041,472	2,553,526	117	126	(8)	(4)
2020	972,616	2,315,879	184	126	4	35
(1)Reflects compensation for our Chief Executive Officer, Christopher Smith, who has served as our Principal Executive Officer (“PEO”) since August 15, 2022.
(2)Reflects compensation for our Interim Chief Executive Officer, Lynn Tetrault, who served as our PEO from March 28, 2022 through August 14, 2022.
(3)Reflects compensation for our Former Chief Executive Officer, Mark Mallon, who served as our PEO from April 19, 2021 through March 27, 2022.
(4)Reflects compensation for our Former Chair of the Board and Chief Executive Officer, Douglas VanOort, who served as our PEO from January 1, 2021 through April 19, 2021 and for the full year ended December 31, 2020.
(5)Reflects compensation for Kathryn McKenzie, Sharon Virag, Robert Shovlin, Douglas Brown, and Lawrence Weiss, MD in 2020, Kathryn McKenzie, George Cardoza, Halley Gilbert, Dr. Clive Morris in 2021, Jeffrey Sherman, William Bonello, Warren Stone, Vishal Sikri, Dr. Shashikant Kulkarni in 2022, and Jeffrey Sherman, Warren Stone, Vishal Sikri, and Melody Harris in 2023, Jeffrey Sherman, Warren Stone, Vishal Sikri, and Melody Harris in 2024.
(6)Peer Group used for Total Stockholder Return comparisons reflects the Nasdaq Biotechnology Index.
(7)We determined adjusted EBITDA, a non-GAAP measure, to be the most important financial performance measure used to link Company performance to Compensation Actually Paid (“CAP”) to our PEO and Non-PEO Named Executive Officers in the years 2024.

NeoGenomics, Inc.	66	2025 Proxy Statement

Table of Contents	Executive Compensation
To calculate the CAP for our PEOs and other Named Executive Officers the following adjustments were made to Summary Compensation Table total compensation:
Deductions and Additions to Summary Compensation Table Total

Year	Summary Compensation Table Total ($)	Deductions from Summary Compensation Table Total Pay ($)	Additions to Summary Compensation Table Total Pay ($)	Compensation Actually Paid ($)

Chief Executive Officer serving as PEO - Christopher Smith
2024	11,338,487	8,697,398	7,678,283	10,319,372
Average for other Named Executive Officers indicated above
2024	2,812,298	1,773,675	1,175,143	2,213,766
Detailed Equity Additions to Summary Compensation Table

Year	Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding ($)	Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY ($)	Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding ($)	Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY ($)	Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions ($)	Addition in respect of any dividends or other earnings paid during applicable FY prior to vesting date of underlying award ($)	Total Equity Adjustments Reflect in Compensation Actually Paid ($)

Chief Executive Officer serving as PEO - Christopher Smith
2024	8,447,388		(598,584)	(170,521)	—	—	7,678,283
Average for other Named Executive Officers indicated above
2024	1,594,779	84,614	(101,492)	(88,040)	(314,718)	—	1,175,143
Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. Restricted stock awards are valued based on the stock price on the relevant measurement date. Performance stock awards are adjusted to reflect an accrued payout factor consistent with assumptions used for ASC 718 purposes, and the stock price on the relevant measurement date. Stock options are valued using a Black-Scholes option valuation model as at the relevant measurement date, using assumptions consistent with those used for the grant date fair value purposes. See footnotes to Summary Compensation Table above for additional information on valuation methods.

NeoGenomics, Inc.	67	2025 Proxy Statement

Executive Compensation	Table of Contents
Compensation Actually Paid Versus Company Performance
The following charts visually represent the relationships between CAP to our PEOs, and the average for our non-PEO Named Executive Officers and select NeoGenomics financial performance measures.

NeoGenomics, Inc.	68	2025 Proxy Statement

Table of Contents	Executive Compensation
Tabular List of Company Performance Measures
The following table alphabetically lists the measures we believe are most important in linking compensation actually paid to company performance during 2024:

Adjusted EBITDA
Revenue

The two measures listed above are the only financial measures used in incentive plans linking performance to compensation actually paid for our Named Executive Officers
While NeoGenomics utilizes several performance measures to align executive compensation with our performance, all of those NeoGenomics measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, NeoGenomics is providing the following descriptions of the relationships between information presented in the Pay versus Performance table. Further details on these measures and how they feature in our compensation plans can be found in our Compensation Discussion & Analysis beginning on page 36.

NeoGenomics, Inc.	69	2025 Proxy Statement

Equity Compensation Plan Information
The following table provides information as of December 31, 2024, regarding the number of shares of Company common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (#)

Equity compensation plans approved by security holders:
2023 Equity Incentive Plan (“2023 Plan”)(1)	4,284,254	16.97	5,262,081
Employee Stock Purchase Plan (“ESPP”)(2)	—	N/A	1,069,966
Equity compensation plans not approved by security holders:
Inducement Awards(3)	943,613	12.36	—
Total	5,227,867		6,332,047
(1) Effective May 25, 2023, the Company adopted the NeoGenomics, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) as adopted by the Board of Directors on March 28, 2023 and approved by the Company’s stockholders on May 25, 2023. The 2023 Plan replaced the NeoGenomics, Inc. Amended and Restated Equity Incentive Plan, as most recently amended and subsequently approved by the stockholders on May 25, 2017 (the “Prior Plan”). Additionally, effective May 25, 2023, any remaining unissued shares from the Prior Plan are available for the grant of new awards under the 2023 Plan. The maximum aggregate number of shares of the Company’s common stock reserved and available for issuance increased to 29,600,000 under the 2023 Plan.
(2) The Company’s Employee Stock Purchase Plan was amended, restated and subsequently approved by a majority of stockholders on June 6, 2013, and amended and subsequently approved by a majority of stockholders on May 25, 2017, amended and subsequently approved by a majority of stockholders again on June 1, 2018, and then amended and subsequently approved by a majority of stockholders again on June 2, 2022. The most recent amendment increased the maximum aggregate number of shares reserved and available for issuance under the Employee Stock Purchase Plan to 2,500,000.
(3) Mr. Christopher M. Smith was appointed CEO effective August 15, 2022. Mr. Jeffrey S. Sherman was appointed CFO effective December 5, 2022. In connection with these appointments, the Company entered into a Form of Stand-Alone Inducement Restricted Stock Agreement and a Form of Stand-Alone Inducement Stock Option Agreement with Mr. Smith, and subsequently with Mr. Sherman (together, the “2022 Inducement Agreements”). The maximum aggregate number of shares reserved and available for issuance under the 2022 Inducement Agreements is 1,679,641.
Currently the Company’s 2023 Equity Incentive Plan, as effective on May 25, 2023, and the Company’s ESPP, as amended most recently on June 2, 2022, are the only equity compensation plans in effect.

NeoGenomics, Inc.	70	2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 24, 2025, with respect to the beneficial ownership of our common stock by:
•each person or group known by the Company to own beneficially more than five percent of the Company’s outstanding common stock;
•each director and Named Executive Officer of the Company; and
•the directors and executive officers of the Company as a group.
Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to all shares of common stock shown as being owned by him or her.

Name And Address Of Beneficial Owner(1)	Amount and Nature Of Beneficial Ownership(1)	Percent Of Class(1) (%)

5% Shareholders
BlackRock, Inc.(2)	19,980,993	15.5%
The Vanguard Group(3)	14,169,665	11.0%
Brown Advisory Incorporated(4)	9,536,307	7.4%
Integrated Core Strategies (US) LLC(5)	6,951,768	5.4%
T. Rowe Price Investment Management Inc.(6)	6,541,400	5.1%
Directors and Named Executive Officers
Lynn A. Tetrault	61,398	*
Elizabeth A. Floegel	11,336	*
Dr. Neil Gunn	11,336	*
Dr. Alison L. Hannah(7)	152,435	*
Stephen M. Kanovsky(8)	69,756	*
Michael A. Kelly(9)	59,927	*
David B. Perez(10)	39,719	*
Felicia Williams	—	*
Anthony P. Zook(11)	19,689	*
Christopher M. Smith(12)	1,580,222	*
Jeffrey Sherman(13)	351,087	*
Warren Stone(14)	251,542	*
Melody Harris(15)	269,988	*
Alicia Olivo(16)	142,761	*
Greg Aunan(17)	46,994	*
Vishal Sikri	26,661	*
Directors and executive officers as a group (15 persons)(18)	3,068,190	2.4%

NeoGenomics, Inc.	71	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management	Table of Contents
* Less than 1%
(1)The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within 60 days of March 24, 2025, through the exercise of any stock option or other right. As of March 24, 2025, 128,656,900 shares of the Company’s common stock were outstanding. The information in the table is based upon information supplied by executive officers and directors and Schedules 13G. and amendments thereto, filed with the SEC. The address of all of our executive officers and directors is in care of NeoGenomics, Inc. at 9490 NeoGenomics Way, Fort Myers, Florida 33912.
(2)Represents shares of NeoGenomics common stock beneficially owned as of December 31, 2024, based on a Schedule 13G/A filed on January 22, 2024, by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as 50 Hudson Yards, New York, NY 10001, and indicates that it has sole voting power with respect to 19,722,728 shares of our common stock and sole dispositive power with respect to 19,980,993 shares of our common stock.
(3)Represents shares of NeoGenomics common stock beneficially owned as of December 31, 2024, based on a Schedule 13G/A filed on February 13, 2024, by The Vanguard Group. In such filing The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates that it has, shared voting power with respect to 99,140 shares of our common stock, sole dispositive power with respect to 13,932,641 shares of our common stock, and shared dispositive power with respect to 237,024 shares of our common stock.
(4)Represents shares of NeoGenomics common stock beneficially owned as of December 31, 2024, based on a Schedule 13G filed jointly on February 9, 2024, by Brown Advisory Incorporated, Brown Advisory LLC, and Brown Investment Advisory & Trust Company (collectively, “Brown Advisory”) In such filing Brown Advisory lists its address as 901 South Bond Street, Suite #400, Baltimore, MD 21231, and indicates that it has sole voting power with respect to 8,248,003 shares of our common stock and sole dispositive power with respect to 9,536,307 shares of our common stock.
(5)Represents shares of NeoGenomics common stock beneficially owned as of December 31, 2024, based on a Schedule 13G filed on March 18, 2025, by Integrated Core Strategies (US) LLC. In such filing, Integrated Core Strategies (US) LLC lists its address as 399 Park Avenue, New York, NY 10022, and indicates that it has shared voting power with respect to 6,951,768 shares of our common stock and shared dispositive power with respect to 6,951,768 shares of our common stock. Millennium Management LLC, Millennium Group Management LLC, and Mr. Englander report beneficial ownership of an aggregate 6,954,120 shares, reflecting shared voting and dispositive power over all such shares. The securities disclosed herein as potentially beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Mr. Englander are held by entities subject to voting control and investment discretion by Millennium Management LLC and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to beneficial ownership of the securities held by such entities.
(6)Represents shares of NeoGenomics common stock beneficially owned as of September 30, 2024, based on a Schedule 13G filed on February 14, 2024, by T. Rowe Price Investment Management, Inc. In such filing, T. Rowe Price Investment Management, Inc. lists its address as 101 E. Pratt Street, Baltimore, MD 21201, and indicates that it has sole voting power with respect to 6,541,400 shares of our common stock and sole dispositive power with respect to 6,541,400 shares of our common stock.
(7)Includes 33,666 shares of common stock that the individual has the right to acquire within 60 days of March 24, 2025.
(8)Includes 33,666 shares of common stock that the individual has the right to acquire within 60 days of March 24, 2025.
(9)Includes 28,172 shares of common stock that the individual has the right to acquire within 60 days of March 24, 2025.
(10)Includes 18,083 shares of common stock that the individual has the right to acquire within 60 days of March 24, 2025.
(11)Includes 8,353 shares of common stock that the individual has the right to acquire within 60 days of March 24, 2025.
(12)Includes 938,637 shares of common stock that the individual has the right to acquire within 60 days of March 24, 2025.
(13)Includes 214,263 shares of common stock that the individual has the right to acquire within 60 days of March 24, 2025.
(14)Includes 160,749 shares of common stock that the individual has the right to acquire within 60 days of March 24, 2025.
(15)Includes 159,083 shares of common stock that the individual has the right to acquire within 60 days of March 24, 2025.
(16)Includes 97,408 shares of common stock that the individual has the right to acquire within 60 days of March 24, 2025.
(17)Includes 32,541 shares of common stock that the individual has the right to acquire within 60 days of March 24, 2025.
(18)Includes 1,724,621 shares of common stock that the individual has the right to acquire within 60 days of March 24, 2025.

NeoGenomics, Inc.	72	2025 Proxy Statement

FUTURE STOCKHOLDER PROPOSALS
To have a proposal intended to present at our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) considered for inclusion in the Proxy Statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than December 9, 2025 (unless the date of the 2026 Annual Meeting is not within 30 days of May 22, 2026, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2026 Annual Meeting). Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
In addition, a stockholder may nominate a director or present any other proposal at the 2026 Annual Meeting by complying with the requirements, as applicable, set forth in Sections 1.10 and 1.11 of our Bylaws and providing written notice of the nomination or proposal to the Corporate Secretary at our corporate headquarters. Our Corporate Secretary must receive the notice not less than 90 days nor more than 120 days prior to May 22, 2026 (or no later than February 21, 2026 and no earlier than January 22, 2026), the anniversary date of the 2025 Annual Meeting; provided, however, that in the event that the 2026 Annual Meeting is called for a date that is not within 30 days before or after May 22, 2026, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2026 Annual Meeting was mailed or public disclosure of the date of the 2026 Annual Meeting was made, whichever first occurs. The notice must be given in the manner and must include the information and representations required by our Bylaws, including a statement indicating whether such stockholder intends to solicit proxies in support of a director nominee other than the Company's nominees in accordance with Rule 14a-19 under the Exchange Act. In addition, any stockholder that intends to solicit proxies in support of a director nominee other than the Company's nominees must comply with Rule 14a-19 under the Exchange Act.

NeoGenomics, Inc.	73	2025 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS
Corporate Policies as to Related Party Transactions
The Audit and Finance Committee is responsible for reviewing related party transactions. Related party transactions are transactions that involve the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. Transactions that are reviewed as related party transactions by the Audit and Finance Committee are transactions that involve amounts exceeding $120,000 and that would otherwise be required to be disclosed in our filings under SEC regulations and certain other similar transactions. Pursuant to the Company’s Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or legal counsel as appropriate in the circumstances. The Company evaluates these reports, along with responses to the Company’s annual director and officer questionnaires, for any indication of possible related party transactions. If a transaction is deemed by the Company to be a related party transaction, the information regarding the transaction is reviewed and subject to approval by our Board. The Company makes efforts to ensure that any related party transaction is on substantially the same terms as those prevailing at the time for comparable arms' length transactions with other persons.
We are not aware of any related party transactions since the beginning of our last fiscal year that would require disclosure pursuant to Item 404 of Regulation S-K of the Exchange Act.

NeoGenomics, Inc.	74	2025 Proxy Statement

OTHER MATTERS
We know of no other matters to be submitted to the stockholders at the 2025 Annual Meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

NeoGenomics, Inc.	75	2025 Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2025
Form 10-K Annual Report to Stockholders
On February 18, 2025, the Company filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2024 (the "2024 Annual Report"), which we will make available to our stockholders along with this Proxy Statement. The 2024 Annual Report includes our audited financial statements for the year ended December 31, 2024, along with other financial information and management discussion, which we urge you to read carefully.
You can also obtain, free of charge, a copy of our 2024 Annual Report by:
•writing to:
NeoGenomics, Inc.
9490 NeoGenomics Way, Fort Myers, Florida 33912
Attention: Alicia C. Olivo, Corporate Secretary
•telephoning us at: (866) 776-5907
You can obtain a copy of our 2024 Annual Report and other periodic filings that we make with the SEC at www.neogenomics.com or from the SEC’s EDGAR database at http://www.sec.gov.
2025 Annual Meeting Proxy Materials Results
Copies of this Proxy Statement and proxy materials ancillary hereto may be found on our website at www.neogenomics.com. We intend to publish final results from the 2025 Annual Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four business days from the 2025 Annual Meeting, or as amended thereafter. You may obtain a copy of this and other reports free of charge from the SEC’s EDGAR database at http://www.sec.gov.
Delivery of Documents to Stockholders Sharing an Address
Only one copy of the Notice of Internet Availability and, if applicable, the proxy materials being delivered to two or more stockholders who share an address, unless the Company has received contrary instruction from one or more of such stockholders. Stockholders who participate in this "householding" procedure will continue to receive separate proxy cards. The Company will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability and, if applicable, the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. If you would like to request a separate copy of the Notice of Internet Availability, and, if applicable, proxy materials for the 2025 Annual Meeting, or if, in the future, you would like to receive multiple copies of such documents (if you are currently receiving a single copy of these documents), if you would like to receive only a single copy (if you are receiving multiple copies of these documents), please so instruct the Company, by writing to us at 9490 NeoGenomics Way, Fort Myers, Florida 33912, Attention: Alicia C. Olivo, Corporate Secretary, or calling (866) 776-5907.

NeoGenomics, Inc.	76	2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING
Q: When and where is the 2025 Annual Meeting?
A: The 2025 Annual Meeting will be held on Thursday, May 22, 2025, at 10:00 a.m., Eastern Time. The 2025 Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. You will be able to attend the 2025 Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NEO2025 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the 2025 Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on March 24, 2025 (the “Record Date”).
Q: Who is entitled to vote at the 2025 Annual Meeting?
A: Holders of NeoGenomics, Inc. common stock at the close of business on the Record Date for the 2025 Annual Meeting established by our Board, are entitled to receive notice of the 2025 Annual Meeting (the “Meeting Notice”), and to vote their shares at the 2025 Annual Meeting and any related adjournments or postponements. The Meeting Notice, Proxy Statement, and form of proxy were first made available to stockholders on or about April 8, 2025.
As of the close of business on the Record Date, there were 128,656,900 shares of our common stock outstanding, each entitled to one vote. We refer to the holders of shares of our common stock as “stockholders” throughout this Proxy Statement.
Q: Who can attend the 2025 Annual Meeting?
A: Admission to the 2025 Annual Meeting is limited to:
• stockholders as of the close of business on the Record Date;
• holders of valid proxies for the 2025 Annual Meeting; and
• our invited guests.
Q: What is the difference between a stockholder of record and a stockholder who holds stock in street name?
A: If your shares are registered in your name, as evidenced and recorded in the stock ledger maintained by the Company and our transfer agent, you are a stockholder of record. If your shares are held through a broker, bank or other nominee, these shares are held in street name.
If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card for you to use for voting. If you hold our shares in street name through one or more banks, brokers, or other nominees, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares. If you requested printed proxy materials, your broker, bank, or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank, or other nominee regarding how to vote your shares.
Q: What are the quorum requirements for the 2025 Annual Meeting?
A: The presence virtually or by proxy of persons entitled to vote a majority of shares of our outstanding common stock at the 2025 Annual Meeting constitutes a quorum. Your shares of our common stock will be counted as present at the 2025 Annual Meeting for purposes of determining whether there is a quorum if a proxy card has been properly submitted by you or on your behalf, or you vote virtually at the 2025 Annual Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

NeoGenomics, Inc.	77	2025 Proxy Statement

Questions and Answers	Table of Contents
Q: What matters will the stockholders vote on at the 2025 Annual Meeting?
A: The stockholders will vote on the following proposals:
•Proposal 1 - Election of Directors.
•Proposal 2 - Advisory Vote on the Compensation Paid to our Named Executive Officers.
•Proposal 3 - Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.
•Proposal 4 - Approval of the First Amendment of the NeoGenomics, Inc. 2023 Equity Incentive Plan.
•Proposal 5 - Ratification of Appointment of Independent Registered Public Accounting Firm.
We will also consider other business properly brought before the 2025 Annual Meeting.
Q: What vote is required to approve each proposal?
A: Provided a quorum is present, the following are the voting requirements for each proposal:
•Proposal 1 - Election of Directors
A director nominee will be elected if the number of votes cast by stockholders virtually or via proxy "for" the nominee exceeds the number of votes cast "against" that nominee. You may vote "for" or "against" or abstain from voting on each nominee. Abstentions and broker non-votes will have no effect on the outcome of Proposal 1.
•Proposal 2 - Advisory Vote on the Compensation Paid to our Named Executive Officers
Proposal 2 will be approved if a majority of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of the proposal. You may vote “for” or “against” or abstain from voting on Proposal 2. Because the proposal to approve the compensation paid to Named Executive Officers for the fiscal year ended December 31, 2024 is advisory, it will not be binding on us or the Board. However, our Culture and Compensation Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2.
•Proposal 3 - Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
If the majority of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of a particular frequency alternative (whether every year, every two (2) years or every three (3) years), such frequency will be considered to be the recommendation of the stockholders on the advisory vote regarding the frequency of future advisory votes on the compensation paid to our named executive officers. Because the proposal on the frequency of future advisory votes on executive compensation is advisory, it will not be binding on us or the Board. However, our Board values the opinions that our stockholders express through their votes and will carefully consider the stockholder vote, even if none of the options obtains a majority vote, along with all other views expressed by our stockholders, when considering how frequently we should hold the say-on-pay vote.
•Proposal 4 - Approval of the First Amendment of the NeoGenomics, Inc. 2023 Equity Incentive Plan
Proposal 4 will be approved if a majority of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of the proposal. You may vote “for” or “against” or abstain from voting on Proposal 4. Abstentions and broker non-votes will have no effect on the outcome of Proposal 4.
•Proposal 5 - Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal 5 will be approved if a majority of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of the proposal. You may vote “for” or “against” or abstain from voting on Proposal 5. Abstentions will have no effect on the outcome of Proposal 5. We do not expect broker non-votes in connection with Proposal 5.
Q: What are the Board’s voting recommendations?
A: Our Board recommends that you vote your shares:
•“FOR” the election of the nine directors nominated by our Board, each to serve until the 2026 Annual Meeting of stockholders or until such director’s successor shall have been duly elected and qualified;
•“FOR” the advisory approval of the compensation paid to our Named Executive Officers;
•"1 YEAR" for the frequency of future advisory votes on the compensation paid to our Named Executive Officers;
•“FOR” the approval of the First Amendment of the NeoGenomics, Inc. 2023 Equity Incentive Plan; and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2025.

NeoGenomics, Inc.	78	2025 Proxy Statement

Table of Contents	Questions and Answers

NeoGenomics, Inc.	79	2025 Proxy Statement

Questions and Answers	Table of Contents
Q: How do I vote?
A: You may vote electronically at the meeting, by mail, or by Internet or telephone.
•During the meeting. To attend and participate in the 2025 Annual Meeting via live webcast, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the 2025 Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
•By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card provided. Please allow sufficient time for mailing if you decide to vote by mail.
•By Internet or telephone. You may also vote over the internet at www.proxyvote.com or vote by telephone at 1-800-690-6903. Please see proxy card for voting instructions.
Q: How can I change or revoke my vote?
A: You may change your vote as follows:
•Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to NeoGenomics, Inc., 9490 NeoGenomics Way, Fort Myers, Florida 33912, Attention: Alicia C. Olivo, Corporate Secretary, by submitting another proxy before 11:59 P.M. Eastern Time the day before the meeting or by attending the virtual Annual Meeting and voting. For all methods of voting, the last vote cast will supersede all previous votes.
•Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker or other nominee.
Q: What if I do not specify a choice for a matter when returning a proxy?
A: Your proxy will be treated as follows:
•Stockholders of record. If you are a stockholder of record and you submit a vote without voting on each proposal when voting on the Internet or by telephone or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.
•Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”
Q: What are abstentions?
A: An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal.
Q: Which ballot measures are considered “routine” or “non-routine?”
A: The ratification of appointment of Independent Registered Public Accounting Firm (“Proposal 5”) is considered to be a routine matter under applicable rules. Broker non-votes are not expected to occur on this proposal and will have no effect on the outcome of Proposal 5.
The election of directors (“Proposal 1”), the advisory vote on the compensation paid to our Named Executive Officers (“Proposal 2”), the advisory vote on the frequency of future advisory votes on the compensation paid to our Named Executive Officers ("Proposal 3"), and the approval of the First Amendment of the NeoGenomics, Inc. 2023 Equity Incentive Plan (“Proposal 4”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters and therefore, there may be broker non-votes on Proposals 1, 2, 3 and 4.

NeoGenomics, Inc.	80	2025 Proxy Statement

Table of Contents	Questions and Answers
Q: Could other matters be decided at the 2025 Annual Meeting?
A: As of the date of the filing of this Proxy Statement, we were not aware of any matters to be raised at the 2025 Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the 2025 Annual Meeting for consideration, the proxy holders for the 2025 Annual Meeting will have the discretion to vote on those matters for stockholders who have submitted a proxy card.
Q: Who is soliciting proxies and what is the cost?
A: We are making, and will bear all expenses incurred in connection with, the solicitation of proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies from stockholders by telephone, letter, electronic mail, facsimile, or virtually. Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees, and other record holders to forward their own notice and, upon request, to forward copies of the Proxy Statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.
Q: What should I do if I have questions regarding the 2025 Annual Meeting?
A: If you have any questions about the 2025 Annual Meeting or would like additional copies of any of the documents referred to in this Proxy Statement, please contact our Investor Relations department by phone at (239) 768-0600.

NeoGenomics, Inc.	81	2025 Proxy Statement

ANNEX A:
NEOGENOMICS, INC.
FIRST AMENDMENT OF THE NEOGENOMICS, INC. 2023 EQUITY INCENTIVE PLAN
This First Amendment of the NeoGenomics, Inc. 2023 Equity Incentive Plan is made and adopted by NeoGenomics, Inc., a Nevada corporation (the “Company”), subject to approval by the stockholders of the Company.

WHEREAS, the Company maintains the NeoGenomics, Inc. 2023 Equity Incentive Plan (the “Plan”).

WHEREAS, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, pursuant to and subject to Section 5.2 of the Plan, contingent on approval by stockholders of the Company, if stockholder approval is required by applicable securities exchange rules or applicable law.

WHEREAS, the Board, upon recommendation by its Culture and Compensation Committee, has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Plan to (i) increase the number of shares of common stock reserved for issuance under the Plan by 4,325,000 shares, increasing the Plan share reserve from 3,975,000 shares to 8,300,000 shares, (ii) impose a minimum vesting requirement on new awards granted under the Plan and (iii) prohibit certain liberal share recycling practices.

NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval by the stockholders of the Company:

1.    Section 3 of the Plan is amended by adding the following new Section 3.7 at the end thereof:

3.7 Minimum Vesting Requirements

Notwithstanding any other provision of the Plan to the contrary, no portion of any stock-based Award granted under the Plan shall vest earlier than the first anniversary of the date the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Shares delivered in lieu of fully-vested cash Awards, (iii) any additional Awards the Board may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4 (subject to adjustment under Section 16), or (iv) accelerated exercisability or vesting of any Award in cases of death or disability.

2.    Section 4.1 of the Plan is amended in its entirety as follows:

4.1. Authorized Number of Shares

Subject to adjustment under Section 16, the total number of Shares authorized to be awarded under the Plan shall not exceed an aggregate share reserve of 8,300,000 shares. In addition, Shares underlying any outstanding award granted under a Prior Plan that, after the Effective Date, expires or is terminated, surrendered or forfeited for any reason without issuance of Shares shall be available for the grant of new Awards, provided that if any Shares are not delivered under any award granted under the Prior Plan because they were used to satisfy the exercise or purchase price or any applicable withholding obligation shall not be available for the grant of new Awards. As provided in Section 1, no new awards shall be granted under the Prior Plan after the Effective Date. Shares issued under the Plan shall consist in whole or in part of authorized but unissued Shares, treasury Shares or Shares purchased on the open market or otherwise, all as determined by the Company from time to time.

3.    Section 4.2.5 of the Plan is amended in its entirety as follows:

4.2.5. Payment of Option Price, Purchase Price or Tax Withholding in Shares

Shares subject to an Award under the Plan shall not be made available for issuance or delivery under the Plan if such Shares are (i) Shares tendered in payment of an Option, (ii) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, (iii) Shares covered by a Share-settled SAR or other Shares that were not issued upon the settlement of the SAR. Shares covered by a cash-settled restricted stock unit shall again be made available for issuance under the Plan.

4.     Section 4.3 of the Plan is amended in its entirety as follows:

4.3. Award Limits

Subject to adjustment under Section 16, 8,300,000 Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options.

5. Except as expressly or by necessary implication amended hereby, the Plan shall remain in full force and effect.

NeoGenomics, Inc.	A-1	2025 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

NEOGENOMICS, INC.
ATTN: ALICIA C. OLIVO
9490 NEOGENOMICS WAY
FORT MYERS, FL 33912

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NEO2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66680-P27156

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEOGENOMICS, INC.

Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1.

1. Election of the directors named in the proxy statement as set forth below:	For	Against	Abstain
1a. Lynn A. Tetrault	☐	☐	☐
1b. Elizabeth A. Floegel	☐	☐	☐
1c. Dr. Neil Gunn	☐	☐	☐
1d. Dr. Alison L. Hannah	☐	☐	☐
1e. Stephen M. Kanovsky	☐	☐	☐
1f. Michael A. Kelly	☐	☐	☐
1g. David B. Perez	☐	☐	☐
1h. Felicia Williams	☐	☐	☐
1i. Anthony P. Zook	☐	☐	☐

Board of Directors Recommends a Vote FOR proposal 2.	For	Against	Abstain
2. Approval, on a non-binding advisory basis, of the Compensation Paid to the Company's Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
3. Recommend, on a non-binding advisory basis, the Frequency of Future Advisory Votes on Executive Compensation.	☐	☐	☐	☐

Board of Directors Recommends a Vote FOR proposal 4.	For	Against	Abstain
4. Approval of the First Amendment of the NeoGenomics, Inc. 2023 Equity Incentive Plan.	☐	☐	☐

Board of Directors Recommends a Vote FOR proposal 5.	For	Against	Abstain
5. Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm.	☐	☐	☐

Please sign exactly as your name(s) appear(s) on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V66681-P27156

NEOGENOMICS, INC.
Annual Meeting of Stockholders
May 22, 2025 10:00 AM (Eastern Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alicia C. Olivo and Jeffrey S. Sherman, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of NeoGenomics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS IN PROPOSAL 2, FOR 1 YEAR ON AN ADVISORY BASIS, FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION IN PROPOSAL 3, FOR THE APPROVAL OF THE FIRST AMENDMENT OF THE NEOGENOMICS, INC. 2023 EQUITY INCENTIVE PLAN IN PROPOSAL 4, AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 5.

Continued and to be signed on reverse side

Your **Vote** Counts!

NEOGENOMICS, INC.

2025 Annual Meeting
Vote by May 21, 2025
11:59 PM ET

NEOGENOMICS, INC.
ATTN: ALICIA C. OLIVO
9490 NEOGENOMICS WAY
FORT MYERS, FL 33912

V66686-P27156

You invested in NEOGENOMICS, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 22, 2025.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 8, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 22, 2025
10:00 AM Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/NEO2025

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of the directors named in the proxy statement as set forth below:	
1a.	Lynn A. Tetrault	For
1b.	Elizabeth A. Floegel	For
1c.	Dr. Neil Gunn	For
1d.	Dr. Alison L. Hannah	For
1e.	Stephen M. Kanovsky	For
1f.	Michael A. Kelly	For
1g.	David B. Perez	For
1h.	Felicia Williams	For
1i.	Anthony P. Zook	For
2.	Approval, on a non-binding advisory basis, of the Compensation Paid to the Company's Named Executive Officers.	For
3.	Recommend, on a non-binding advisory basis, the Frequency of Future Advisory Votes on Executive Compensation.	1 Year
4.	Approval of the First Amendment of the NeoGenomics, Inc. 2023 Equity Incentive Plan.	For
5.	Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V66687-P27156